CHL Mortgage Pass-Through Trust 2006-HYB4

Final Term Sheet

$443,360,100 (Approximate)

CWMBS, Inc.

Depositor

Countrywide Home Loans, Inc.

Sponsor and Seller

Countrywide Home Loans Servicing LP

Master Servicer

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

FREE WRITING PROSPECTUS

Mortgage Pass-Through Certificates, Series 2006-HYB4

Distributions payable monthly, beginning June 20, 2006

The following classes of certificates are being offered pursuant to this free writing prospectus:

	Initial Class Certificate Balance/Initial Notional Amount	Pass-Through Rate		Initial Class Certificate Balance/Initial Notional Amount	Pass-Through Rate
Class 1-A-1	$105,092,000	Variable	Class 3-B	$89,444,000	Variable
Class 1-A-2	$11,677,000	Variable	Class 3-AB	$22,933,000	Variable
Class 1-A-IO	$116,769,000	Variable	Class 3-A-IO	$229,335,000	Variable
Class 2-A-1	$65,317,000	Variable	Class A-R	$100	Variable
Class 2-A-2	$7,257,000	Variable	Class M	$12,001,000	Variable
Class 2-A-IO	$72,574,000	Variable	Class B-1	$7,699,000	Variable
Class 3-A	$116,958,000	Variable	Class B-2	$4,982,000	Variable

Summary

Issuing Entity

CHL Mortgage Pass-Through Trust 2006-HYB4, a common law trust formed under the laws of the State of New York.

Depositor

CWMBS, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

See “The Depositor” in the prospectus.

Sponsor and Sellers

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

Master Servicer

Countrywide Home Loans Servicing LP

Trustee

The Bank of New York

Pooling and Servicing Agreement

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut-off Date

For any mortgage loan, the later of May 1, 2006 and the origination date for that mortgage loan (referred to as the “cut-off date”).

Closing Date

On or about May 30, 2006.

The Mortgage Loans

The mortgage pool will consist of conventional, hybrid adjustable rate mortgage loans secured by first liens on one- to four-family residential properties with an aggregate principal balance of approximately $452,870,239 as of the cut-off date. All of the mortgage loans have original terms to maturity of 30 years. The mortgage pool will be divided into four separate groups. Each group of mortgage loans is referred to as a “loan group.” The mortgage rate on each mortgage loan is adjustable based on a specified index after a specified period after origination during which the mortgage rate is fixed. The approximate aggregate stated principal balance of the mortgage loans in each loan group as of the cut-off date was as follows:

Loan Group	Aggregate Principal Balance	Fixed Rate Period (months)
1	$126,305,332	36
2	$78,500,807	60
3-A	$140,565,617	84
3-B	$107,498,484	84

The statistical information presented in this free writing prospectus is as of the cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be substituted for the mortgage loans that are described in this free writing prospectus. Any substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the mortgage loans in loan group 1 had the following characteristics:

Aggregate Current Principal Balance	$126,305,332
Geographic Concentrations in excess of 10%:
California	24.03%
Florida	17.33%
Weighted Average Original Loan-to-Value Ratio	76.80%
Weighted Average Current Mortgage Rate	6.472%
Range of Current Mortgage Rates	3.625% to 9.125%
Average Current Principal Balance	$298,594
Range of Current Principal Balances	$25,343 to $1,800,000
Weighted Average Remaining Term to Maturity	357 months
Weighted Average FICO Score	701
Weighted Average Gross Margin	2.347%
Weighted Average Maximum Mortgage Rate	12.467%
Weighted Average Minimum Mortgage Rate	2.352%

As of the cut-off date, the mortgage loans in loan group 2 had the following characteristics:

Aggregate Current Principal Balance	$78,500,807
Geographic Concentrations in excess of 10%:
California	54.44%
Weighted Average Original Loan-to-Value Ratio	75.01%
Weighted Average Current Mortgage Rate	6.634%
Range of Current Mortgage Rates	5.000% to 8.625%
Average Current Principal Balance	$353,607
Range of Current Principal Balances	$49,708 to $2,000,000
Weighted Average Remaining Term to Maturity	358 months
Weighted Average FICO Score	697
Weighted Average Gross Margin	2.608%
Weighted Average Maximum Mortgage Rate	11.903%
Weighted Average Minimum Mortgage Rate	2.635%

As of the cut-off date, the mortgage loans in loan group 3-A had the following characteristics:

Aggregate Current Principal Balance	$140,565,617
Geographic Concentrations in excess of 10%:
California	43.50%
Weighted Average Original Loan-to-Value Ratio	77.54%
Weighted Average Current Mortgage Rate	6.593%
Range of Current Mortgage Rates	4.875% to 8.625%
Average Current Principal Balance	$259,346
Range of Current Principal Balances	$44,831 to $648,750
Weighted Average Remaining Term to Maturity	358 months
Weighted Average FICO Score	683
Weighted Average Gross Margin	2.327%
Weighted Average Maximum Mortgage Rate	11.684%
Weighted Average Minimum Mortgage Rate	2.330%

As of the cut-off date, the mortgage loans in loan group 3-B had the following characteristics:

Aggregate Current Principal Balance	$107,498,484
Geographic Concentrations in excess of 10%:
California	65.40%
Weighted Average Original Loan-to-Value Ratio	75.23%
Weighted Average Current Mortgage Rate	6.617%
Range of Current Mortgage Rates	5.375% to 7.875%
Average Current Principal Balance	$614,277
Range of Current Principal Balances	$419,580 to $2,000,000
Weighted Average Remaining Term to Maturity	357 months
Weighted Average FICO Score	694
Weighted Average Gross Margin	2.301%
Weighted Average Maximum Mortgage Rate	11.938%
Weighted Average Minimum Mortgage Rate	2.301%

Relationship Between the Loan Groups and the Certificate Groups

The numeric prefix for each class of senior certificates designates the group of senior certificates to which that class belongs and corresponds to the loan group with the same number. For example, the certificates with a “1” prefix are sometimes referred to in this free writing prospectus as the “group 1 senior certificates”, the certificates with a “2” prefix are sometimes referred to in this free writing prospectus as the “group 2 senior certificates” and so forth. The Class A-R Certificates are part of the group 1 senior certificates. The subordinated certificates correspond to the mortgage loans in each loan group. The certificates generally receive distributions based on principal and interest collected from the mortgage loans in the corresponding loan group or loan groups.

Description of the Certificates

The issuing entity will issue seventeen classes of certificates, fourteen of which are offered by this free writing prospectus:

Class	Initial Class Certificate Balance/Initial Notional Amount (1)		Type	Initial Rating (Moody’s) (2)	Initial Rating (S&P) (2)
Offered Certificates
Class 1-A-1	$105,092,000		Super Senior/Variable Pass-Through Rate	Aaa	AAA
Class 1-A-2	$11,677,000		Senior Support/Variable Pass-Through Rate	Aaa	AAA
Class 1-A-IO	$116,769,000	(3)(4)	Senior/Interest-Only/Notional Amount/ Variable Pass-Through Rate/Component	Aaa	AAA
Class 2-A-1	$65,317,000		Super Senior/Variable Pass-Through Rate	Aaa	AAA
Class 2-A-2	$7,257,000		Senior Support/Variable Pass-Through Rate	Aaa	AAA
Class 2-A-IO	$72,574,000	(3)(5)	Senior/Interest-Only/Notional Amount/ Variable Pass-Through Rate/Component	Aaa	AAA
Class 3-A	$116,958,000		Super Senior/Variable Pass-Through Rate	Aaa	AAA
Class 3-B	$89,444,000		Super Senior/Variable Pass-Through Rate	Aaa	AAA
Class 3-AB	$22,933,000	(7)	Senior Support/Variable Pass-Through Rate/Component	Aaa	AAA
Class 3-A-IO	$229,335,000	(3)(6)	Senior/Interest-Only/Notional Amount/ Variable Pass-Through Rate/Component	Aaa	AAA
Class A-R	$100		Senior/Variable Pass-Through Rate/Residual	Aaa	AAA
Class M	$12,001,000		Subordinate/Variable-Pass Through Rate	Aa2	AA
Class B-1	$7,699,000		Subordinate/Variable-Pass Through Rate	A2	A
Class B-2	$4,982,000		Subordinate/Variable-Pass Through Rate	Baa2	BBB

Non-Offered Certificates(8)
Class B-3	$4,529,000		Subordinate/Variable-Pass Through Rate
Class B-4	$2,944,000		Subordinate/Variable-Pass Through Rate
Class B-5	$2,037,139		Subordinate/Variable-Pass Through Rate

(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.
(2)	The offered certificates will not be offered unless they are assigned the indicated ratings by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”). The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.
(3)	The Class 1-A-IO, Class 2-A-IO and Class 3-A-IO Certificates are comprised of multiple components that are not separately transferable. The respective notional amounts of the Class 1-A-IO, Class 2-A-IO and Class 3-A-IO Certificates will be equal to the sum of the component notional amounts of their related components.

(4)	The Class 1-A-IO Certificates will have two components, the Class 1-A-1 IO and Class 1-A-2 IO Components, with component notional amounts that are equal to the class certificate balance of the Class 1-A-1 and Class 1-A-2 Certificates, respectively.
(5)	The Class 2-A-IO Certificates will have two components, the Class 2-A-1 IO and Class 2-A-2 IO Components, with component notional amounts that are equal to the class certificate balance of the Class 2-A-1 and Class 2-A-2 Certificates, respectively.
(6)	The Class 3-A-IO Certificates will have four components, the Class 3-A IO, Class 3-B IO, Class 3-A2 IO and Class 3-B2 IO Components, with component notional amounts that are equal to the class certificate balances of the Class 3-A and Class 3-B Certificates and the component principal balances of the Class 3-A2 and Class 3-B2 Components, respectively.
(7)	The Class 3-AB Certificates will have two components, the Class 3-A2 and Class 3-B2 Components, the initial component principal balances of which are $12,995,000 and $9,938,000, respectively.
(8)	The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

Class	Related Loan Group	Pass-Through Rate	Interest Accrual Period	Interest Accrual Convention
Offered Certificates
Class 1-A-1	1	(1)	calendar month (2)	30/360(3)
Class 1-A-2	1	(1)	calendar month (2)	30/360(3)
Class 1-A-IO	1	(4)	calendar month (2)	30/360(3)
Class 2-A-1	2	(5)	calendar month (2)	30/360(3)
Class 2-A-2	2	(5)	calendar month (2)	30/360(3)
Class 2-A-IO	2	(6)	calendar month (2)	30/360(3)
Class 3-A	3-A	(7)	calendar month (2)	30/360(3)
Class 3-B	3-B	(8)	calendar month (2)	30/360(3)
Class 3-AB	3-A and 3-B	(9)	calendar month (2)	30/360(3)
Class 3-A-IO	3-A and 3-B	(10)	calendar month (2)	30/360(3)
Class A-R	1	(11)	calendar month (2)	30/360(3)
Class M	1, 2, 3-A and 3-B	(12)	calendar month (2)	30/360(3)
Class B-1	1, 2, 3-A and 3-B	(12)	calendar month (2)	30/360(3)
Class B-2	1, 2, 3-A and 3-B	(12)	calendar month (2)	30/360(3)

Non-Offered Certificates
Class B-3	1, 2, 3-A and 3-B	(12)	calendar month (2)	30/360(3)
Class B-4	1, 2, 3-A and 3-B	(12)	calendar month (2)	30/360(3)
Class B-5	1, 2, 3-A and 3-B	(12)	calendar month (2)	30/360(3)

(1)	The pass-through rates for the Class 1-A-1 and Class 1-A-2 Certificates for the interest accrual period for any distribution date (i) on or prior to the distribution date in February 2009 will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 1, minus 0.503629% and 0.403629%, respectively and (ii) after the distribution date in February 2009 will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 1.
(2)	The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.
(3)	Interest will accrue at the rate described in this table on the basis of a 360 day year divided into twelve 30 day months.
(4)	The pass-through rate for the Class 1-A-IO Certificates for the interest accrual period for any distribution date (i) on or prior to the distribution date in February 2009 will be a per annum rate equal to the weighted average component rates of the Class 1-A-1 IO and Class 1-A-2 IO Components and (ii) after the distribution date in February 2009 will be a per annum rate equal to 0%. The component rates for the Class 1-A-1 IO and Class 1-A-2 IO Components for the interest accrual period for any distribution date (i) on or prior to the distribution date in February 2009 will be a per annum rate equal to 0.503629% and 0.403629%, respectively and (ii) after the distribution date in February 2009 will be a per annum rate equal to 0% in each case.
(5)	The pass-through rates for the Class 2-A-1 and Class 2-A-2 Certificates for the interest accrual period for any distribution date (i) on or prior to the distribution date in March 2011 will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 2, minus 0.513039% and 0.413039%, respectively and (ii) after the distribution date in March 2011 will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 2.
(6)	The pass-through rate for the Class 2-A-IO Certificates for the interest accrual period for any distribution date (i) on or prior to the distribution date in March 2011 will be a per annum rate equal to the weighted average component rates of the Class 2-A-1 IO and Class 2-A-2 IO Components and (ii) after the distribution date in March 2011 will be a per annum rate equal to 0%. The component rates for the Class 2-A-1 IO and Class 2-A-2 IO Components for the interest accrual period for any distribution date (i) on or prior to the distribution date in March 2011 will be a per annum rate equal to 0.513039% and 0.413039%, respectively and (ii) after the distribution date in March 2011 will be a per annum rate equal to 0% in each case.

(7)	The pass-through rate for the Class 3-A Certificates for the interest accrual period for any distribution date (i) on or prior to the distribution date in March 2013 will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 3-A, minus 0.318886% and (ii) after the distribution date in March 2013 will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 3-A.
(8)	The pass-through rate for the Class 3-B Certificates for the interest accrual period for any distribution date (i) on or prior to the distribution date in February 2013 will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 3-B, minus 0.357092% and (ii) after the distribution date in February 2013 will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 3-B.
(9)	The pass-through rate for the Class 3-AB Certificates for the interest accrual period for any distribution date, will be a per annum rate equal to the weighted average component rates of the Class 3-A2 and Class 3-B2 Components. The component rate for the Class 3-A2 Component for the interest accrual period for any distribution date (i) on or prior to the distribution date in March 2013 will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 3-A, minus 0.230732% and (ii) after the distribution date in March 2013 will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 3-A. The component rate for the Class 3-B2 Component for the interest accrual period for any distribution date (i) on or prior to the distribution date in February 2013 will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 3-B, minus 0.268938% and (ii) after the distribution date in February 2013 will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 3-B.
(10)	The pass-through rate for the Class 3-A-IO Certificates for the interest accrual period for any distribution date (i) on or prior to the distribution date in March 2013 will be a per annum rate equal to the weighted average component rates of the Class 3-A IO, Class 3-B IO, Class 3-A2 IO and Class 3-B2 IO Components and (ii) after the distribution date in March 2013 will be a per annum rate equal to 0%. The component rates for the Class 3-A IO and Class 3-A2 IO Components for the interest accrual period for any distribution date (i) on or prior to the distribution date in March 2013 will be a per annum rate equal to 0.318886% and 0.230732%, respectively and (ii) after the distribution date in March 2013 will be a per annum rate equal to 0% in each case. The component rates for the Class 3-B IO and Class 3-B2 IO Components for the interest accrual period for any distribution date (i) on or prior to the distribution date in February 2013 will be a per annum rate equal to 0.357092% and 0.268938%, respectively and (ii) after the distribution date in February 2013 will be a per annum rate equal to 0% in each case.
(11)	The pass-through rate for the Class A-R Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 1.
(12)	For the interest accrual period for any distribution date, the pass-through rate for each class of subordinated certificates will be equal to (i) the sum of the following for each loan group: the product of (1) the weighted average of the adjusted net mortgage rates of the mortgage loans in that loan group as of the first day of the prior calendar month and (2) the aggregate stated principal balance of the mortgage loans in that loan group as of the first day of the prior calendar month, minus the aggregate class certificate balance of the senior certificates (other than the Notional Amount Certificates) related to that loan group immediately prior to that distribution date, divided by (ii) the aggregate class certificate balance of the subordinated certificates immediately prior to that distribution date.

Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

Designation	Classes of Certificates
Senior Certificates	Class 1-A-1, Class 1-A-2, Class 1-A-IO, Class 2-A-1, Class 2-A-2, Class 2-A-IO, Class 3-A, Class 3-B, Class 3-AB, Class 3-A-IO and Class A-R Certificates
Subordinated Certificates	Class M and Class B Certificates
Notional Amount Certificates	Class 1-A-IO, Class 2-A-IO and Class 3-A-IO Certificates
Class B Certificates	Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates
Offered Certificates	Senior Certificates, Class M, Class B-1 and Class B-2 Certificates

Record Date

The record date for each class of certificates and any distribution date will be the last business day of the month preceding the month of that distribution date.

Denominations

Offered Certificates other than the Class A-R Certificates:

$25,000 and multiples of $1 in excess thereof.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) may elect to hold their beneficial interests through The Depository Trust Company.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

We will make distributions on the business day immediately following the master servicer remittance date. The first distribution is scheduled for June 20, 2006.

Master Servicer Remittance Dates

The 19th day of each month, or if such day is not a business day, the next succeeding business day, beginning in June 2006.

Last Scheduled Distribution Date

The last scheduled distribution date for the certificates is the distribution date in June 2036. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

Interest Payments

The interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page 9.

The Class 1-A-IO, Class 2-A-IO and Class 3-A-IO Certificates will only be entitled to receive distributions of interest up to and including the distribution date in February 2009, March 2011 and March 2013, respectively.

On each distribution date, to the extent funds are available, each class of certificates will be entitled to receive:

•	interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or notional amount, as applicable, of that class immediately prior to that distribution date; and

•	any interest remaining unpaid from prior distribution dates; less

•	any net interest shortfalls allocated to that class for that distribution date.

Allocation of Interest Shortfalls:

For any distribution date, the interest entitlement for each class of certificates will be reduced by the amount of net interest shortfalls experienced by the related mortgage loans resulting from:

•	prepayments on the mortgage loans; and

•	reductions in the interest rate on the related mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls for the mortgage loans in a loan group on any distribution date will be allocated pro rata among all classes and components of senior certificates related to that loan group and the subordinated certificates entitled to receive distributions of interest on that distribution date, based on their respective entitlements (or in the case of the subordinated certificates, their respective entitlements arising from the portion of the mortgage loans in that loan group evidenced by the subordinated certificates), in each case before taking into account any reduction in the amounts from net interest shortfalls.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution of the interest entitlement on the certificates related to that loan group in the order described below under “—Priority of Distributions Among Certificates”, interest will be distributed on each class of related certificates of equal priority, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date. Any unpaid interest amount carried forward will not bear interest.

Principal Payments

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

Generally, principal collections from the mortgage loans in a loan group are allocated to the related senior certificates as set forth below, and any remainder is allocated to the subordinated certificates:

•	in the case of scheduled principal collections on the mortgage loans in a loan group, the amount allocated to the related senior certificates is based on the ratio of the aggregate class certificate balance of the related senior certificates to the principal balance of the mortgage loans in that loan group; and

•	in the case of principal prepayments on the mortgage loans in a loan group, the amount allocated to the related senior certificates is based on a fixed percentage (equal to 100%) until the tenth anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing,

•	no decrease in the senior prepayment percentage related to a loan group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans in each loan group are satisfied; and

•	if the subordination percentage meets a certain threshold and certain conditions related to the loss and delinquency performance of the mortgage loans in that loan group and in the other loan groups are satisfied (referred to as the “two-times test“), the senior prepayment percentage will step down prior to the tenth anniversary of the first distribution date, and will be a smaller percentage than would be the case if the two times test were not met.

Principal will be distributed on each class of certificates entitled to receive principal distributions as described below under “—Amounts Available for Distributions on the Certificates.”

The Class 1-A-IO, Class 2-A-IO and Class 3-A-IO Certificates are not entitled to receive any principal distributions.

Amounts Available for Distributions on the Certificates

The amount available for distributions on the certificates on any distribution date will generally be calculated on a loan group by loan group basis and will consist of the following amounts for the mortgage loans in each loan group (after the fees and expenses described under the next heading are subtracted):

•	all scheduled installments of interest and principal due and received on the mortgage loans in the loan group in the applicable period, together with any advances with respect to them;

•	all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in the loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures;

•	net proceeds from the liquidation of defaulted mortgage loans in the loan group during the applicable period, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

•	subsequent recoveries with respect to the mortgage loans in the loan group;

•	partial or full prepayments of the mortgage loans in the loan group collected during the applicable period, together with interest paid in connection with the prepayments (other than certain excess amounts payable to the master servicer) and the compensating interest; and

•	any substitution adjustment amount or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by a seller or purchased by the master servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

•	the master servicing fee and additional servicing compensation due to the master servicer;

•	the portion of the trustee fee related to that loan group and due to the trustee;

•	lender paid mortgage insurance premiums, if any;

•	the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement; and

•	all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from the amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

Servicing Compensation

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by a specified per annum percentage (referred to as the master servicing fee rate). The master servicing fee rate varies from mortgage loan to mortgage loan and ranges from 0.250% per annum to 0.375% per annum. Information regarding the weighted average master servicing fee rate with respect to each of the loan groups can be found under “Servicing of Mortgage Loans—Servicing Compensation and Payment of Expenses” in this free writing prospectus. The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans, as described under “Servicing of Mortgage Loans—Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans” in this free writing prospectus.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees, prepayment charges and other similar charges and all reinvestment income earned on amounts on deposit in certain of the issuing entity’s accounts and excess proceeds with respect to mortgage loans as described under “Description of the Certificates—Priority of Distributions Among Certificates”.

Source and Priority of Distributions:

The master servicing fee and the additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Distributions

Priority of Distributions Among Certificates

In general, on any distribution date, available funds for each loan group will be distributed in the following order:

•	to interest on the interest-bearing classes of senior certificates related to that loan group, pro rata, based on their respective interest entitlements;

•	to principal of the classes of the senior certificates relating to that loan group (other than the notional amount certificates), in the order and subject to the priorities set forth below;

•	to interest on and principal of, as applicable, the classes of the senior certificates not relating to that loan group, in the order and subject to the priorities described under “Description of the Certificates—Principal—Transfer Payments” in this free writing prospectus;

•	from remaining available funds from all of the loan groups, to interest on and then principal of each class of subordinated certificates, in the order of their priority of distribution, beginning with the Class M Certificates, in each case subject to the limitations set forth below; and

•	from any remaining available funds, to the Class A-R Certificates.

Principal

On each distribution date, the principal amount related to a loan group will be distributed as described above under “—Priority of Distributions Among Certificates” as principal first with respect to the related classes of senior certificates in an amount up to the related senior principal distribution amount, and second as principal of the subordinated certificates, in an amount up to the subordinated principal distribution amount.

Senior Certificates:

On each distribution date, the principal amount related to a loan group, up to the amount of the related senior principal distribution amount, will be distributed as principal of the following classes of senior certificates, as follows:

•	with respect to loan group 1, sequentially, in the following order of priority:

•	to the Class A-R Certificates, until its class certificate balance is reduced to zero, and

•	concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, based on their respective class certificate balances, until their respective class certificate balances are reduced to zero;

•	with respect to loan group 2, concurrently, to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, based on their respective class certificate balances, until their respective class certificate balances are reduced to zero;

•	with respect to loan group 3-A, concurrently, to the Class 3-A Certificates and to the Class 3-A2 Component, pro rata, based on the class certificate balance and component principal balance, until the class certificate balance and component principal balance are reduced to zero; and

•	with respect to loan group 3-B, concurrently, to the Class 3-B Certificates and the Class 3-B2 Component, pro rata, based on the class certificate balance and component principal balance, until the class certificate balance and component principal balance are reduced to zero.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date, to the extent of available funds available therefor, the principal amount related to each loan group, up to the related subordinated principal distribution amount, will be distributed as principal of the subordinated certificates in order of seniority, beginning with the Class M Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the related subordinated principal distribution amount (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class or classes (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class or classes (referred to as “restricted classes”), the restricted classes will not receive distributions of principal prepayments. Instead, the portion of principal prepayments otherwise distributable to the restricted classes will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

Allocation of Realized Losses

On each distribution date, the amount of any realized losses on the mortgage loans in a loan group will be allocated in the following order or priority:

•	to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding with the lowest distribution priority, until their respective class certificate balances are reduced to zero, and

•	to the related classes of senior certificates (other than the notional amount certificates), pro rata, until their respective class certificate balances are reduced to zero; provided, however, that any realized losses otherwise allocable to

•	the Class 1-A-1 Certificates will be allocated to the Class 1-A-2 Certificates, until its class certificate balance is reduced to zero,

•	the Class 2-A-1 Certificates will be allocated to the Class 2-A-2 Certificates, until its class certificate balance is reduced to zero,

•	the Class 3-A Certificates will be allocated to the Class 3-A2 and Class 3-B2 Components, pro rata, based on their respective component principal balances, until their respective component principal balances are reduced to zero; and

•	the Class 3-B Certificates will be allocated to the Class 3-B2 and Class 3-A2 Components, pro rata, based on their respective component principal balances, until their respective component principal balances are reduced to zero.

In addition, if, on any distribution date, following all distributions and the allocation of realized losses, the aggregate class certificate balance of all classes of certificates exceeds the pool principal balance, then the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of the excess.

Credit Enhancement

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, the Class M Certificates will have a distribution priority over the Class B Certificates. Within the Class B Certificates, each class of certificates will have a distribution priority over those classes of certificates, if any, with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority, and second to the senior certificates (other than the notional amount certificates) related to that loan group in accordance with the priorities set forth above under “—Allocation of Realized Losses.”

Additionally, as described above under “—Principal Payments,” unless certain conditions are met, the senior prepayment percentage related to a loan group (which determines the allocation of the principal prepayments between the related senior certificates and the subordinated certificates) will equal or exceed the related senior percentage (which represents the related senior certificates’ pro rata percentage interest in the mortgage loans in the related loan group). This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the related senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage loans in a loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the related senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Repurchase, Substitution and Purchase of Mortgage Loans

The sellers may be required to repurchase, or substitute with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased by a seller or purchased by the master servicer will generally be equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the related master servicing fee rate).

Optional Termination

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

Tax Status

For federal income tax purposes, the issuing entity will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

ERISA Considerations

The offered certificates (other than the Class 1-A-IO, Class 2-A-IO, Class 3-A-IO and Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of the benefit plan, so long as certain conditions are met.

Legal Investment

The senior certificates and the Class M Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-1 and Class B-2 Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore will not be mortgage related securities for purposes of that Act.

The Mortgage Pool

Set forth in the table below is the approximate percentage of Mortgage Loans in each loan group that were originated by the named originator, in each case by the aggregate Stated Principal Balance of the Mortgage Loans in the applicable loan group as of the cut-off date. The remainder of the Mortgage Loans were originated by unrelated third parties.

Loan Group	Countrywide Home Loans, Inc.	American Residential Mortgage	DHI Mortgage Company	Secured Bankers Mortgage Company	Silver State Financial Services	Sierra Pacific Mortgage Company
Loan Group 1	90.01%	0.16%	0.33%	0.00%	0.00%	0.21%
Loan Group 2	18.67%	12.85%	11.37%	11.77%	13.49%	4.50%
Loan Group 3-A	56.29%	0.90%	1.52%	0.63%	0.00%	19.32%
Loan Group 3-B	40.64%	1.53%	1.37%	14.93%	0.00%	10.98%

Loan Programs

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
3/1 One-Year CMT	1	$178,859	0.04%	178,859	4.750	356	744	90.0
7/1 One Year CMT	7	1,199,599	0.26	171,371	6.889	357	669	71.8
7/1 One Year CMT – Interest Only	5	1,642,200	0.36	328,440	6.279	358	743	79.7
5/25 Six-Month LIBOR	10	2,606,714	0.58	260,671	6.898	358	675	72.9
5/25 Six-Month LIBOR – Interest Only	72	23,349,785	5.16	324,303	7.031	358	691	76.3
7/23 Six-Month LIBOR	3	1,029,929	0.23	343,310	6.351	358	676	69.1
7/23 Six-Month LIBOR – Interest Only	111	41,156,080	9.09	370,775	6.602	358	695	75.9
3/1 One-Year LIBOR	49	11,542,845	2.55	235,568	6.501	356	713	81.0
3/1 One-Year LIBOR – Interest Only	373	114,583,628	25.30	307,195	6.472	357	700	76.4
5/1 One-Year LIBOR	8	3,533,254	0.78	441,657	6.003	358	729	69.0
5/1 One-Year LIBOR – Interest Only	132	49,011,053	10.82	371,296	6.477	358	699	74.9
7/1 One-Year LIBOR	65	17,636,991	3.89	271,338	6.341	357	666	75.6
7/1 One-Year LIBOR – Interest Only	526	185,399,302	40.94	352,470	6.631	357	688	76.8

Total	1,362	$452,870,239	100.00%

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 – 50,000.00	4	$169,883	0.04%	42,471	6.709	355	753	38.2
50,000.01 – 100,000.00	50	4,117,429	0.91	82,349	6.835	356	716	78.3
100,000.01 – 150,000.00	146	18,848,638	4.16	129,100	6.636	357	687	78.5
150,000.01 – 200,000.00	186	32,847,588	7.25	176,600	6.527	357	687	77.5
200,000.01 – 250,000.00	194	43,831,931	9.68	225,938	6.512	357	685	77.8
250,000.01 – 300,000.00	150	41,379,420	9.14	275,863	6.596	358	692	78.7
300,000.01 – 350,000.00	129	41,971,886	9.27	325,363	6.501	358	685	77.3
350,000.01 – 400,000.00	148	55,925,389	12.35	377,874	6.550	357	686	77.8
400,000.01 – 450,000.00	79	33,632,368	7.43	425,726	6.516	357	702	77.3
450,000.01 – 500,000.00	67	31,804,616	7.02	474,696	6.559	357	699	76.2
500,000.01 – 550,000.00	53	27,875,485	6.16	525,953	6.550	358	689	77.0
550,000.01 – 600,000.00	41	23,488,778	5.19	572,897	6.525	358	693	76.3
600,000.01 – 650,000.00	39	24,838,533	5.48	636,885	6.638	357	710	75.2
650,000.01 – 700,000.00	12	8,135,843	1.80	677,987	6.060	357	698	76.6
700,000.01 – 750,000.00	10	7,160,482	1.58	716,048	6.840	357	682	76.8
750,000.01 – 1,000,000.00	41	36,550,676	8.07	891,480	6.762	357	703	72.5
1,000,000.01 – 1,500,000.00	6	7,383,584	1.63	1,230,597	6.874	358	710	69.8
1,500,000.01 – 2,000,000.00	7	12,907,711	2.85	1,843,959	6.616	357	709	61.3

Total	1,362	$452,870,239	100.00%

(1)	As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans was approximately $332,504.

Original Principal Balances

Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 – 50,000.00	3	$144,539	0.03%	48,180	6.679	354	771	36.9
50,000.01 – 100,000.00	51	4,142,773	0.91	81,231	6.835	356	715	78.1
100,000.01 – 150,000.00	146	18,848,638	4.16	129,100	6.636	357	687	78.5
150,000.01 – 200,000.00	186	32,847,588	7.25	176,600	6.527	357	687	77.5
200,000.01 – 250,000.00	194	43,831,931	9.68	225,938	6.512	357	685	77.8
250,000.01 – 300,000.00	150	41,379,420	9.14	275,863	6.596	358	692	78.7
300,000.01 – 350,000.00	129	41,971,886	9.27	325,363	6.501	358	685	77.3
350,000.01 – 400,000.00	148	55,925,389	12.35	377,874	6.550	357	686	77.8
400,000.01 – 450,000.00	78	33,183,245	7.33	425,426	6.528	358	702	77.3
450,000.01 – 500,000.00	68	32,253,739	7.12	474,320	6.546	357	698	76.3
500,000.01 – 550,000.00	53	27,875,485	6.16	525,953	6.550	358	689	77.0
550,000.01 – 600,000.00	41	23,488,778	5.19	572,897	6.525	358	693	76.3
600,000.01 – 650,000.00	39	24,838,533	5.48	636,885	6.638	357	710	75.2
650,000.01 – 700,000.00	12	8,135,843	1.80	677,987	6.060	357	698	76.6
700,000.01 – 750,000.00	10	7,160,482	1.58	716,048	6.840	357	682	76.8
750,000.01 – 1,000,000.00	41	36,550,676	8.07	891,480	6.762	357	703	72.5
1,000,000.01 – 1,500,000.00	6	7,383,584	1.63	1,230,597	6.874	358	710	69.8
1,500,000.01 – 2,000,000.00	7	12,907,711	2.85	1,843,959	6.616	357	709	61.3

Total	1,362	$452,870,239	100.00%

Geographic Distribution of Mortgaged Properties(1)

Geographic Distribution	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Alabama	6	$2,052,711	0.45%	342,118	6.177	355	681	82.2
Alaska	2	596,986	0.13	298,493	6.938	358	669	78.5
Arizona	102	32,092,555	7.09	314,633	6.739	357	699	76.1
Arkansas	2	980,500	0.22	490,250	5.740	359	724	82.8
California	492	204,555,022	45.17	415,762	6.571	358	694	75.2
Colorado	34	8,820,948	1.95	259,440	6.442	358	699	78.8
Connecticut	10	2,152,480	0.48	215,248	6.518	356	670	80.2
Delaware	1	187,500	0.04	187,500	6.375	358	650	75.0
District of Columbia	1	236,000	0.05	236,000	6.500	356	696	80.0
Florida	150	40,364,151	8.91	269,094	6.712	357	698	77.3
Georgia	16	4,191,995	0.93	262,000	6.395	357	690	82.8
Hawaii	12	4,450,804	0.98	370,900	6.305	357	692	74.7
Idaho	20	4,371,649	0.97	218,582	6.593	357	692	75.4
Illinois	22	6,195,758	1.37	281,625	6.748	357	685	78.4
Indiana	8	1,257,120	0.28	157,140	6.772	357	655	79.6
Iowa	2	619,139	0.14	309,570	7.180	358	762	79.3
Kansas	2	257,679	0.06	128,839	6.251	358	680	80.5
Kentucky	5	1,467,989	0.32	293,598	6.283	357	689	78.5
Louisiana	3	539,806	0.12	179,935	5.101	350	706	81.8
Maine	3	1,271,250	0.28	423,750	6.739	356	754	74.3
Maryland	28	9,929,678	2.19	354,631	6.174	357	677	77.1
Massachusetts	25	10,424,818	2.30	416,993	6.730	357	689	77.2
Michigan	43	10,388,409	2.29	241,591	6.519	356	685	78.3
Minnesota	9	2,432,211	0.54	270,246	6.584	357	720	78.2
Mississippi	3	504,919	0.11	168,306	6.339	355	666	78.3
Missouri	11	3,397,920	0.75	308,902	6.554	357	716	75.4
Montana	4	1,105,979	0.24	276,495	6.667	357	644	79.0
Nebraska	1	211,999	0.05	211,999	6.375	358	687	80.0
Nevada	67	21,208,103	4.68	316,539	6.782	358	684	79.4
New Hampshire	2	736,179	0.16	368,090	6.924	358	767	91.2
New Jersey	19	7,185,054	1.59	378,161	6.372	357	688	70.8
New Mexico	4	1,142,369	0.25	285,592	5.756	356	646	80.6
New York	26	11,367,971	2.51	437,230	6.675	357	700	73.6

Geographic Distribution of Mortgaged Properties(1)

Geographic Distribution	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
North Carolina	11	2,304,635	0.51	209,512	6.419	358	708	80.7
Ohio	22	3,944,026	0.87	179,274	6.274	355	684	81.3
Oklahoma	1	135,200	0.03	135,200	6.375	358	692	79.7
Oregon	44	10,496,215	2.32	238,550	6.514	358	703	77.8
Pennsylvania	8	1,242,611	0.27	155,326	6.281	356	701	89.3
Rhode Island	2	252,908	0.06	126,454	6.799	357	692	69.2
South Carolina	10	3,741,278	0.83	374,128	6.507	357	698	76.3
Tennessee	6	1,269,988	0.28	211,665	6.438	357	695	67.3
Texas	13	2,012,740	0.44	154,826	6.613	357	701	78.3
Utah	14	2,808,323	0.62	200,595	6.783	358	698	75.4
Virginia	33	10,966,648	2.42	332,323	6.284	356	679	75.3
Washington	58	15,682,267	3.46	270,384	6.490	358	682	77.8
West Virginia	1	702,000	0.16	702,000	5.875	358	689	73.1
Wisconsin	3	422,499	0.09	140,833	6.256	358	641	83.5
Wyoming	1	191,250	0.04	191,250	6.625	358	658	75.0

Total	1,362	$452,870,239	100.00%

(1)	No more than approximately 0.73% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 – 50.00	34	$10,624,153	2.35%	312,475	6.313	358	708	42.9
50.01 – 55.00	13	3,523,563	0.78	271,043	6.604	357	666	52.1
55.01 – 60.00	36	19,541,532	4.32	542,820	6.507	357	688	58.5
60.01 – 65.00	55	24,247,467	5.35	440,863	6.441	357	691	63.6
65.01 – 70.00	99	35,626,428	7.87	359,863	6.530	357	682	68.7
70.01 – 75.00	123	44,605,545	9.85	362,647	6.529	357	678	74.1
75.01 – 80.00	827	273,009,361	60.28	330,120	6.581	358	698	79.6
80.01 – 85.00	18	5,124,311	1.13	284,684	6.184	356	671	83.7
85.01 – 90.00	118	28,156,840	6.22	238,617	6.848	357	689	89.6
90.01 – 95.00	37	7,782,420	1.72	210,336	6.843	355	708	94.9
95.01 – 100.00	2	628,617	0.14	314,308	7.095	357	729	100.0

Total	1,362	$452,870,239	100.00%

(1)	As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 76.35%.
(2)	Does not take into account any secondary financing on the Mortgage Loans that may exist at the time of origination.

Combined Loan-to-Value Ratios

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)
0.01 – 50.00	33	$9,624,153	2.13%	291,641	6.281	358	705	42.6
50.01 – 55.00	13	3,523,563	0.78	271,043	6.604	357	666	52.2
55.01 – 60.00	29	13,270,624	2.93	457,608	6.460	358	687	58.5
60.01 – 65.00	45	18,031,702	3.98	400,704	6.365	357	690	63.3
65.01 – 70.00	58	22,321,338	4.93	384,851	6.400	357	684	68.6
70.01 – 75.00	101	37,657,479	8.32	372,846	6.542	357	676	74.0
75.01 – 80.00	268	96,331,593	21.27	359,446	6.547	357	696	79.4
80.01 – 85.00	30	9,560,736	2.11	318,691	6.251	357	674	83.5
85.01 – 90.00	280	83,850,666	18.52	299,467	6.659	357	692	89.5
90.01 – 95.00	149	45,036,440	9.94	302,258	6.510	357	694	94.8
95.01 – 100.00	356	113,661,946	25.10	319,275	6.695	358	701	99.9

Total	1,362	$452,870,239	100.00%

Current Mortgage Rates(1)

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
3.501 – 4.000	5	$1,218,798	0.27%	243,760	3.732	356	707	79.0
4.001 – 4.500	3	565,425	0.12	188,475	4.125	353	737	75.3
4.501 – 5.000	18	5,369,791	1.19	298,322	4.926	357	703	76.5
5.001 – 5.500	54	15,768,661	3.48	292,012	5.392	356	675	74.9
5.501 – 6.000	189	64,389,634	14.22	340,686	5.861	357	689	75.6
6.001 – 6.500	430	147,067,997	32.47	342,019	6.346	357	694	75.5
6.501 – 7.000	398	131,890,585	29.12	331,383	6.804	358	692	76.0
7.001 – 7.500	169	57,042,510	12.60	337,530	7.333	358	702	78.2
7.501 – 8.000	80	24,653,780	5.44	308,172	7.731	357	692	80.5
8.001 – 8.500	12	4,306,573	0.95	358,881	8.316	358	714	79.9
8.501 – 9.000	3	474,986	0.10	158,329	8.625	357	699	94.3
9.001 – 9.500	1	121,500	0.03	121,500	9.125	358	620	90.0

Total	1,362	$452,870,239	100.00%

(1)	The current mortgage rates listed in the preceding table include lender paid mortgage insurance premiums. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans was approximately 6.572% per annum. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans net of the premium charged by the lender in connection with lender paid mortgage insurance was approximately 6.554% per annum.

Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Single Family Residence	765	$261,727,344	57.79%	342,127	6.527	357	692	75.3
Planned Unit Development	327	110,132,166	24.32	336,796	6.599	357	691	77.9
Low-rise Condominium	188	49,587,080	10.95	263,761	6.583	357	699	78.5
2-4 Family Residence	63	22,926,692	5.06	363,916	6.841	357	696	75.9
High-rise Condominium	18	7,866,958	1.74	437,053	6.836	357	714	74.5
Cooperative	1	630,000	0.14	630,000	6.750	360	673	90.0

Total	1,362	$452,870,239	100.00%

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Purchase	777	$253,397,328	55.95%	326,123	6.690	357	704	79.1
Refinance (cash-out)	399	137,767,122	30.42	345,281	6.439	357	675	72.4
Refinance (rate/term)	186	61,705,790	13.63	331,752	6.388	357	690	73.9

Total	1,362	$452,870,239	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Primary Residence	1,091	$380,725,012	84.07%	348,969	6.513	357	689	76.4
Investment Property	186	45,966,184	10.15	247,130	6.975	357	711	75.0
Secondary Residence	85	26,179,043	5.78	307,989	6.728	357	721	77.9

Total	1,362	$452,870,239	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
360	7	$2,630,867	0.58%	375,838	6.378	360	691	81.5
359	314	104,227,986	23.01	331,936	6.774	359	709	77.2
358	493	162,883,924	35.97	330,393	6.538	358	689	75.9
357	230	86,066,503	19.00	374,202	6.490	357	687	74.4
356	155	51,403,517	11.35	331,636	6.564	356	688	77.4
355	55	15,034,298	3.32	273,351	6.627	355	684	78.4
354	43	12,907,713	2.85	300,179	6.636	354	689	78.3
353	17	5,683,087	1.25	334,299	6.076	353	674	74.0
352	11	4,094,547	0.90	372,232	6.627	352	699	79.0
351	9	2,151,752	0.48	239,084	5.744	351	694	78.7
350	16	3,420,616	0.76	213,789	5.818	350	706	79.0
349	6	1,225,990	0.27	204,332	5.817	349	690	82.4
348	4	797,552	0.18	199,388	5.909	348	737	80.7
347	1	226,586	0.05	226,586	4.000	347	780	66.0
344	1	115,300	0.03	115,300	6.125	344	721	95.0

Total	1,362	$452,870,239	100.00%

(1)	As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans was approximately 357 months.

Documentation Programs

Documentation Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Reduced	708	$245,435,157	54.20%	346,660	6.737	357	693	76.2
Full/Alternative	444	135,631,646	29.95	305,477	6.226	357	680	78.7
Preferred	66	27,884,365	6.16	422,490	6.326	357	743	73.7
No Income/No Asset	96	26,036,983	5.75	271,219	6.793	358	699	68.9
No Ratio	32	11,831,330	2.61	369,729	7.178	358	716	76.1
Stated Income/Stated Asset	15	5,600,759	1.24	373,384	6.660	358	712	76.6
Streamlined	1	450,000	0.10	450,000	6.500	357	767	62.5

Total	1,362	$452,870,239	100.00%

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
601 – 620	12	$2,706,238	0.60%	225,520	6.683	357	620	79.3
621 – 640	144	44,440,231	9.81	308,613	6.507	357	632	74.5
641 – 660	201	59,193,075	13.07	294,493	6.513	357	650	75.0
661 – 680	305	102,816,228	22.70	337,102	6.537	357	671	77.0
681 – 700	248	83,909,008	18.53	338,343	6.532	357	689	77.3
701 – 720	111	38,073,840	8.41	343,008	6.892	357	711	77.8
721 – 740	99	38,592,091	8.52	389,819	6.442	358	731	74.1
741 – 760	100	38,400,297	8.48	384,003	6.676	358	751	76.9
761 – 780	78	24,925,781	5.50	319,561	6.707	357	769	77.2
781 – 800	42	12,814,940	2.83	305,118	6.531	357	789	77.5
801 – 820	17	5,160,038	1.14	303,532	6.588	358	808	76.8
Unknown	5	1,838,472	0.41	367,694	6.084	354	N/A	68.5

Total	1,362	$452,870,239	100.00%

(1)	As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans was approximately 693.

Prepayment Charge Periods at Origination

Prepayment Charge Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	849	$287,731,864	63.54%	338,907	6.534	357	695	76.5
4	1	520,000	0.11	520,000	7.375	357	659	80.0
6	12	7,749,994	1.71	645,833	7.175	359	701	67.7
12	212	64,715,650	14.29	305,263	6.552	357	679	77.0
24	10	3,160,552	0.70	316,055	6.457	358	679	78.8
30	1	304,000	0.07	304,000	6.250	359	709	80.0
36	225	72,578,556	16.03	322,571	6.663	357	698	76.1
60	52	16,109,624	3.56	309,800	6.636	356	703	76.0

Total	1,362	$452,870,239	100.00%

Months to Initial Adjustment Date

Months to Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
20	1	$115,300	0.03%	115,300	6.125	344	721	95.0
23	1	226,586	0.05	226,586	4.000	347	780	66.0
24	3	747,552	0.17	249,184	5.928	348	734	85.2
25	6	1,225,990	0.27	204,332	5.817	349	690	82.4
26	14	2,521,493	0.56	180,107	5.886	350	710	80.9
27	3	495,140	0.11	165,047	6.075	351	752	83.0
28	10	3,633,547	0.80	363,355	6.738	352	704	79.6
29	12	4,420,473	0.98	368,373	6.135	353	681	73.3
30	23	7,305,519	1.61	317,631	6.499	354	710	76.6
31	26	7,100,265	1.57	273,087	6.478	355	692	77.3
32	75	20,694,598	4.57	275,928	6.470	356	698	77.0
33	86	22,209,412	4.90	258,249	6.377	357	696	77.5
34	118	38,952,211	8.60	330,103	6.587	358	699	75.7
35	40	14,540,378	3.21	363,509	6.611	359	723	76.1
36	5	2,116,867	0.47	423,373	6.216	360	690	83.0
48	1	50,000	0.01	50,000	5.625	348	780	14.3
51	1	308,000	0.07	308,000	6.125	351	708	70.0
53	2	228,900	0.05	114,450	6.314	353	672	70.0
54	5	1,658,326	0.37	331,665	7.046	354	663	72.8
56	9	2,002,469	0.44	222,497	6.354	356	659	77.8
57	26	11,470,064	2.53	441,156	6.433	357	704	70.9
58	70	25,084,029	5.54	358,343	6.413	358	700	73.5
59	108	37,699,018	8.32	349,065	6.847	359	696	77.4
74	2	899,123	0.20	449,561	5.625	350	683	73.8
75	5	1,348,612	0.30	269,722	5.535	351	670	79.1
76	1	461,000	0.10	461,000	5.750	352	657	74.4
77	3	1,033,715	0.23	344,572	5.774	353	640	78.0
78	15	3,943,868	0.87	262,925	6.717	354	660	83.7
79	29	7,934,033	1.75	273,587	6.761	355	677	79.5
80	71	28,706,451	6.34	404,316	6.647	356	682	77.7
81	118	52,387,026	11.57	443,958	6.550	357	679	73.9
82	305	98,847,684	21.83	324,091	6.550	358	683	76.6
83	166	51,988,589	11.48	313,184	6.766	359	714	77.5
84	2	514,000	0.11	257,000	7.048	360	694	75.2

Total	1,362	$452,870,239	100.00%

Gross Margins(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
2.001 – 3.000	1,252	$422,963,698	93.40%	337,830	6.548	357	694	76.1
3.001 – 4.000	96	25,285,218	5.58	263,388	6.911	356	688	81.2
4.001 – 5.000	11	3,825,725	0.84	347,793	7.080	359	698	74.7
5.001 – 6.000	3	795,598	0.18	265,199	6.298	359	631	80.0

Total	1,362	$452,870,239	100.00%

(1)	As of the cut-off date, the weighted average gross margin of the Mortgage Loans was approximately 2.375%.

Maximum Mortgage Rates

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
9.001 – 10.000	7	$1,700,631	0.38%	242,947	4.078	357	721	79.3
10.001 – 11.000	149	48,995,431	10.82	328,828	5.687	357	676	76.1
11.001 – 12.000	640	208,192,037	45.97	325,300	6.402	358	692	75.9
12.001 – 13.000	412	146,193,745	32.28	354,839	6.814	357	698	76.0
13.001 – 14.000	150	47,348,420	10.46	315,656	7.560	357	703	79.5
14.001 – 15.000	3	318,476	0.07	106,159	8.342	356	744	91.4
15.001 – 16.000	1	121,500	0.03	121,500	9.125	358	620	90.0

Total	1,362	$452,870,239	100.00%

Initial Adjustment Dates

Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
January 2008	1	$115,300	0.03%	115,300	6.125	344	721	95.0
April 2008	1	226,586	0.05	226,586	4.000	347	780	66.0
May 2008	3	747,552	0.17	249,184	5.928	348	734	85.2
June 2008	6	1,225,990	0.27	204,332	5.817	349	690	82.4
July 2008	14	2,521,493	0.56	180,107	5.886	350	710	80.9
August 2008	3	495,140	0.11	165,047	6.075	351	752	83.0
September 2008	10	3,633,547	0.80	363,355	6.738	352	704	79.6
October 2008	12	4,420,473	0.98	368,373	6.135	353	681	73.3
November 2008	23	7,305,519	1.61	317,631	6.499	354	710	76.6
December 2008	26	7,100,265	1.57	273,087	6.478	355	692	77.3
January 2009	75	20,694,598	4.57	275,928	6.470	356	698	77.0
February 2009	86	22,209,412	4.90	258,249	6.377	357	696	77.5
March 2009	118	38,952,211	8.60	330,103	6.587	358	699	75.7
April 2009	40	14,540,378	3.21	363,509	6.611	359	723	76.1
May 2009	5	2,116,867	0.47	423,373	6.216	360	690	83.0
May 2010	1	50,000	0.01	50,000	5.625	348	780	14.3
August 2010	1	308,000	0.07	308,000	6.125	351	708	70.0
October 2010	2	228,900	0.05	114,450	6.314	353	672	70.0
November 2010	5	1,658,326	0.37	331,665	7.046	354	663	72.8
January 2011	9	2,002,469	0.44	222,497	6.354	356	659	77.8
February 2011	26	11,470,064	2.53	441,156	6.433	357	704	70.9
March 2011	70	25,084,029	5.54	358,343	6.413	358	700	73.5
April 2011	108	37,699,018	8.32	349,065	6.847	359	696	77.4
July 2012	2	899,123	0.20	449,561	5.625	350	683	73.8
August 2012	5	1,348,612	0.30	269,722	5.535	351	670	79.1
September 2012	1	461,000	0.10	461,000	5.750	352	657	74.4
October 2012	3	1,033,715	0.23	344,572	5.774	353	640	78.0
November 2012	15	3,943,868	0.87	262,925	6.717	354	660	83.7
December 2012	29	7,934,033	1.75	273,587	6.761	355	677	79.5
January 2013	71	28,706,451	6.34	404,316	6.647	356	682	77.7
February 2013	118	52,387,026	11.57	443,958	6.550	357	679	73.9
March 2013	305	98,847,684	21.83	324,091	6.550	358	683	76.6

Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
April 2013	166	51,988,589	11.48	313,184	6.766	359	714	77.5
May 2013	2	514,000	0.11	257,000	7.048	360	694	75.2

Total	1,362	$452,870,239	100.00%

Minimum Mortgage Rates

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
2.001 – 3.000	1,247	$421,660,667	93.11%	338,140	6.547	357	694	76.0
3.001 – 4.000	98	25,920,942	5.72	264,499	6.925	356	687	81.1
4.001 – 5.000	11	3,825,725	0.84	347,793	7.080	359	698	74.7
5.001 – 6.000	4	1,014,755	0.22	253,689	6.071	357	637	83.2
6.001 – 7.000	1	156,150	0.03	156,150	6.250	359	668	80.0
7.001 – 8.000	1	292,000	0.06	292,000	7.250	359	691	80.0

Total	1,362	$452,870,239	100.00%

Initial Periodic Rate Caps

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
2.000	419	$125,242,274	27.66%	298,908	6.471	357	701	76.8
3.000	1	226,586	0.05	226,586	4.000	347	780	66.0
5.000	783	259,197,707	57.23	331,032	6.578	358	688	76.6
6.000	159	68,203,672	15.06	428,954	6.743	357	699	74.7

Total	1,362	$452,870,239	100.00%

Subsequent Periodic Rate Caps

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
1.000	133	$40,015,027	8.84%	300,865	6.751	358	685	78.0
2.000	1,229	412,855,213	91.16	335,928	6.555	357	694	76.2

Total	1,362	$452,870,239	100.00%

Interest Only Periods at Origination

Interest-Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	143	$37,728,190	8.33%	263,833	6.407	357	688	76.2
36	342	103,217,174	22.79	301,805	6.473	356	698	76.1
60	96	38,148,122	8.42	397,376	6.443	358	691	75.4
84	363	128,057,899	28.28	352,777	6.584	357	680	77.0
120	418	145,718,854	32.18	348,610	6.709	358	703	76.2

Total	1,362	$452,870,239	100.00%

LOAN GROUP 1

Loan Programs

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
3/1 One-Year CMT	1	$178,859	0.14%	178,859	4.750	356	744	90.0
3/1 One-Year LIBOR	49	11,542,845	9.14	235,568	6.501	356	713	81.0
3/1 One-Year LIBOR – Interest Only	373	114,583,628	90.72	307,195	6.472	357	700	76.4

Total	423	$126,305,332	100.00%

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 – 50,000.00	1	$25,343	0.02%	25,343	6.875	358	652	45.7
50,000.01 – 100,000.00	27	2,173,580	1.72	80,503	6.828	355	734	83.2
100,000.01 – 150,000.00	63	8,144,666	6.45	129,280	6.709	356	704	81.3
150,000.01 – 200,000.00	70	12,293,128	9.73	175,616	6.413	357	697	76.9
200,000.01 – 250,000.00	66	14,940,659	11.83	226,374	6.300	356	702	77.7
250,000.01 – 300,000.00	46	12,741,536	10.09	276,990	6.331	357	700	78.2
300,000.01 – 350,000.00	30	9,820,565	7.78	327,352	6.231	356	682	77.6
350,000.01 – 400,000.00	40	15,110,066	11.96	377,752	6.407	356	688	79.2
400,000.01 – 450,000.00	14	5,965,220	4.72	426,087	6.279	357	707	78.4
450,000.01 – 500,000.00	15	7,155,760	5.67	477,051	6.790	357	710	77.9
500,000.01 – 550,000.00	8	4,199,627	3.32	524,953	6.433	357	691	79.0
550,000.01 – 600,000.00	7	3,983,784	3.15	569,112	6.551	359	703	73.7
600,000.01 – 650,000.00	13	8,235,768	6.52	633,521	6.642	357	724	74.1
650,000.01 – 700,000.00	4	2,736,836	2.17	684,209	5.809	357	739	77.6
750,000.01 – 1,000,000.00	16	14,290,741	11.31	893,171	6.645	357	707	69.7
1,000,000.01 – 1,500,000.00	1	1,088,500	0.86	1,088,500	7.000	358	655	70.0
1,500,000.01 – 2,000,000.00	2	3,399,551	2.69	1,699,775	7.022	356	696	73.5

Total	423	$126,305,332	100.00%

(1)	As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in loan group 1 was approximately $298,594.

Original Principal Balances

Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50,000.01 –100,000.00	28	$2,198,923	1.74%	78,533	6.828	355	733	82.8
100,000.01 – 150,000.00	63	8,144,666	6.45	129,280	6.709	356	704	81.3
150,000.01 – 200,000.00	70	12,293,128	9.73	175,616	6.413	357	697	76.9
200,000.01 – 250,000.00	66	14,940,659	11.83	226,374	6.300	356	702	77.7
250,000.01 – 300,000.00	46	12,741,536	10.09	276,990	6.331	357	700	78.2
300,000.01 – 350,000.00	30	9,820,565	7.78	327,352	6.231	356	682	77.6
350,000.01 – 400,000.00	40	15,110,066	11.96	377,752	6.407	356	688	79.2
400,000.01 – 450,000.00	14	5,965,220	4.72	426,087	6.279	357	707	78.4
450,000.01 – 500,000.00	15	7,155,760	5.67	477,051	6.790	357	710	77.9
500,000.01 – 550,000.00	8	4,199,627	3.32	524,953	6.433	357	691	79.0
550,000.01 – 600,000.00	7	3,983,784	3.15	569,112	6.551	359	703	73.7
600,000.01 – 650,000.00	13	8,235,768	6.52	633,521	6.642	357	724	74.1
650,000.01 – 700,000.00	4	2,736,836	2.17	684,209	5.809	357	739	77.6
750,000.01 – 1,000,000.00	16	14,290,741	11.31	893,171	6.645	357	707	69.7
1,000,000.01 – 1,500,000.00	1	1,088,500	0.86	1,088,500	7.000	358	655	70.0
1,500,000.01 – 2,000,000.00	2	3,399,551	2.69	1,699,775	7.022	356	696	73.5

Total	423	$126,305,332	100.00%

Geographic Distribution of Mortgaged Properties(1)

Geographic Distribution	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Alabama	4	$1,294,199	1.02%	323,550	6.074	355	681	82.1
Arizona	33	11,669,698	9.24	353,627	6.678	356	707	76.3
Arkansas	2	980,500	0.78	490,250	5.740	359	724	82.8
California	87	30,357,083	24.03	348,932	6.119	357	697	74.7
Colorado	12	2,662,316	2.11	221,860	6.539	358	708	78.9
Connecticut	4	815,383	0.65	203,846	6.814	355	661	78.1
District of Columbia	1	236,000	0.19	236,000	6.500	356	696	80.0
Florida	80	21,884,438	17.33	273,555	6.667	356	711	77.0

Geographic Distribution of Mortgaged Properties(1)

Geographic Distribution	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Georgia	6	1,762,082	1.40	293,680	5.768	356	731	85.0
Hawaii	10	3,600,514	2.85	360,051	6.388	357	696	73.5
Idaho	8	1,263,474	1.00	157,934	6.888	357	719	74.5
Illinois	6	2,172,000	1.72	362,000	7.037	357	708	77.4
Indiana	4	543,479	0.43	135,870	7.165	357	635	76.8
Iowa	2	619,139	0.49	309,570	7.180	358	762	79.3
Kansas	1	85,000	0.07	85,000	6.000	357	764	94.4
Kentucky	3	656,609	0.52	218,870	6.804	357	711	90.8
Louisiana	3	539,806	0.43	179,935	5.101	350	706	81.8
Maine	1	262,500	0.21	262,500	6.375	352	702	94.0
Maryland	12	3,752,405	2.97	312,700	5.905	356	678	72.3
Massachusetts	9	5,024,783	3.98	558,309	6.955	357	703	74.6
Michigan	19	5,575,948	4.41	293,471	6.650	356	705	76.6
Minnesota	5	1,097,900	0.87	219,580	7.108	358	715	78.8
Mississippi	2	273,539	0.22	136,770	5.886	352	686	86.1
Missouri	7	2,352,655	1.86	336,094	6.629	357	738	73.5
Montana	2	635,197	0.50	317,599	6.875	357	654	80.0
Nevada	12	4,914,705	3.89	409,559	6.632	357	690	79.4
New Hampshire	1	556,584	0.44	556,584	6.375	359	784	90.0
New Jersey	6	1,654,937	1.31	275,823	6.207	358	682	73.6
New Mexico	2	680,555	0.54	340,278	6.073	355	648	76.6
New York	6	2,960,600	2.34	493,433	7.118	357	699	78.6
North Carolina	5	756,809	0.60	151,362	6.576	359	741	83.2
Ohio	15	2,398,228	1.90	159,882	6.356	356	693	84.6
Oregon	7	1,469,735	1.16	209,962	6.587	358	725	79.3
Pennsylvania	4	817,607	0.65	204,402	6.107	355	709	91.2
Rhode Island	1	203,200	0.16	203,200	6.750	357	672	80.0
South Carolina	3	831,876	0.66	277,292	7.294	359	682	86.5
Tennessee	4	822,230	0.65	205,557	6.473	358	701	62.9
Texas	8	1,378,664	1.09	172,333	6.626	356	718	78.2
Utah	5	896,900	0.71	179,380	6.881	357	709	82.2
Virginia	13	3,763,697	2.98	289,515	6.146	355	680	76.3
Washington	7	1,891,109	1.50	270,158	6.610	356	663	73.3
Wyoming	1	191,250	0.15	191,250	6.625	358	658	75.0

Total	423	$126,305,332	100.00%

(1)	No more than approximately 1.43% of the Mortgage Loans in loan group 1 were secured by mortgaged properties located in any one postal zip code area.

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 - 50.00	10	$2,326,849	1.84%	232,685	6.154	358	699	43.0
50.01 - 55.00	6	1,728,871	1.37	288,145	6.565	357	672	52.0
55.01 - 60.00	13	5,883,020	4.66	452,540	6.254	356	685	59.2
60.01 - 65.00	19	6,975,142	5.52	367,113	6.207	357	678	63.1
65.01 - 70.00	34	14,623,700	11.58	430,109	6.599	356	695	68.5
70.01 - 75.00	38	10,967,613	8.68	288,621	6.607	357	679	73.8
75.01 - 80.00	204	61,009,932	48.30	299,068	6.395	357	712	79.4
80.01 - 85.00	9	2,105,319	1.67	233,924	5.708	354	675	83.9
85.01 - 90.00	60	14,046,924	11.12	234,115	6.814	356	700	89.7
90.01 - 95.00	29	6,212,961	4.92	214,240	6.709	355	709	94.9
95.01 - 100.00	1	425,000	0.34	425,000	7.500	359	777	100.0

Total	423	$126,305,332	100.00%

(1)	As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in loan group 1 was approximately 76.80%.
(2)	Does not take into account any secondary financing on the Mortgage Loans in loan group 1 that may exist at the time of origination.

Combined Loan-to-Value Ratios

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)
0.01 - 50.00	10	$2,326,849	1.84%	232,685	6.154	358	699	43.0
50.01 - 55.00	6	1,728,871	1.37	288,145	6.565	357	672	52.0
55.01 - 60.00	10	2,894,021	2.29	289,402	6.345	357	683	59.0
60.01 - 65.00	17	6,492,142	5.14	381,891	6.227	357	680	63.2
65.01 - 70.00	23	8,850,467	7.01	384,803	6.461	356	680	68.3
70.01 - 75.00	37	12,122,663	9.60	327,640	6.629	357	681	73.6
75.01 - 80.00	93	32,802,112	25.97	352,711	6.380	356	708	79.1
80.01 - 85.00	8	1,778,479	1.41	222,310	5.838	355	660	84.1
85.01 - 90.00	109	29,256,098	23.16	268,405	6.657	357	711	89.6
90.01 - 95.00	54	13,572,015	10.75	251,334	6.511	356	707	94.8
95.01 - 100.00	56	14,481,614	11.47	258,600	6.403	357	713	99.9

Total	423	$126,305,332	100.00%

Current Mortgage Rates(1)

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
3.501 - 4.000	5	$1,218,798	0.96%	243,760	3.732	356	707	79.0
4.001 - 4.500	3	565,425	0.45	188,475	4.125	353	737	75.3
4.501 - 5.000	16	4,887,958	3.87	305,497	4.923	356	698	76.1
5.001 - 5.500	31	8,843,785	7.00	285,283	5.381	356	689	74.3
5.501 - 6.000	72	22,923,111	18.15	318,377	5.850	356	702	75.6
6.001 - 6.500	102	30,388,151	24.06	297,923	6.350	356	700	75.5
6.501 - 7.000	101	29,717,953	23.53	294,237	6.812	357	699	77.2
7.001 - 7.500	57	18,633,834	14.75	326,909	7.416	358	712	79.1
7.501 - 8.000	31	8,216,341	6.51	265,043	7.734	357	697	79.5
8.001 - 8.500	3	719,626	0.57	239,875	8.336	353	734	89.8
8.501 - 9.000	1	68,850	0.05	68,850	8.625	356	681	90.0
9.001 - 9.500	1	121,500	0.10	121,500	9.125	358	620	90.0

Total	423	$126,305,332	100.00%

(1)	The current mortgage rates listed in the preceding table include lender paid mortgage insurance premiums. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in loan group 1 was approximately 6.472% per annum. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in loan group 1 net of the premium charged by the lender in connection with lender paid mortgage insurance was approximately 6.425% per annum.

Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Single Family Residence	254	$77,208,648	61.13%	303,971	6.396	357	696	76.4
Planned Unit Development	92	27,202,600	21.54	295,680	6.516	356	707	78.1
Low-rise Condominium	52	11,201,866	8.87	215,420	6.471	356	714	78.3
High-rise Condominium	12	5,985,060	4.74	498,755	6.844	357	732	73.0
2-4 Family Residence	12	4,077,158	3.23	339,763	7.049	356	697	75.1
Cooperative	1	630,000	0.50	630,000	6.750	360	673	90.0

Total	423	$126,305,332	100.00%

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Purchase	232	$65,506,614	51.86%	282,356	6.580	356	719	79.8
Refinance (cash-out)	142	47,893,435	37.92	337,278	6.360	357	676	73.0
Refinance (rate/term)	49	12,905,282	10.22	263,373	6.345	356	706	75.8

Total	423	$126,305,332	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Primary Residence	309	$98,736,949	78.17%	319,537	6.374	357	696	76.9
Investment Property	77	16,303,028	12.91	211,728	6.879	356	713	74.5
Secondary Residence	37	11,265,355	8.92	304,469	6.743	357	733	79.7

Total	423	$126,305,332	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
360	5	$2,116,867	1.68%	423,373	6.216	360	690	83.0
359	40	14,540,378	11.51	363,509	6.611	359	723	76.1
358	118	38,952,211	30.84	330,103	6.587	358	699	75.7
357	86	22,209,412	17.58	258,249	6.377	357	696	77.5
356	75	20,694,598	16.38	275,928	6.470	356	698	77.0
355	26	7,100,265	5.62	273,087	6.478	355	692	77.3
354	23	7,305,519	5.78	317,631	6.499	354	710	76.6
353	12	4,420,473	3.50	368,373	6.135	353	681	73.3
352	10	3,633,547	2.88	363,355	6.738	352	704	79.6
351	3	495,140	0.39	165,047	6.075	351	752	83.0
350	14	2,521,493	2.00	180,107	5.886	350	710	80.9
349	6	1,225,990	0.97	204,332	5.817	349	690	82.4
348	3	747,552	0.59	249,184	5.928	348	734	85.2
347	1	226,586	0.18	226,586	4.000	347	780	66.0
344	1	115,300	0.09	115,300	6.125	344	721	95.0

Total	423	$126,305,332	100.00%

(1)	As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in loan group 1 was approximately 357 months.

Documentation Programs

Documentation Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Reduced	186	$60,509,272	47.91%	325,319	6.706	357	697	74.5
Full/Alternative	150	40,187,232	31.82	267,915	6.110	356	686	79.1
Preferred	54	18,351,893	14.53	339,850	6.332	357	747	79.5
No Income/No Asset	31	6,891,721	5.46	222,314	6.916	357	709	77.7
No Ratio	2	365,214	0.29	182,607	6.317	354	671	58.5

Total	423	$126,305,332	100.00%

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
601 – 620	4	$961,100	0.76%	240,275	6.870	357	620	71.5
621 – 640	44	12,331,812	9.76	280,268	6.279	356	632	70.9
641 – 660	55	16,187,998	12.82	294,327	6.385	357	650	75.2
661 – 680	72	22,351,002	17.70	310,431	6.514	356	672	77.0
681 – 700	46	12,032,629	9.53	261,579	6.174	357	691	78.4
701 – 720	50	17,697,184	14.01	353,944	6.874	356	712	78.1
721 – 740	43	14,145,150	11.20	328,957	6.345	357	731	77.6
741 – 760	43	14,012,594	11.09	325,874	6.561	357	751	78.0
761 – 780	36	9,366,940	7.42	260,193	6.479	356	770	78.2
781 – 800	24	6,280,584	4.97	261,691	6.355	357	789	78.7
801 – 820	5	735,031	0.58	147,006	6.621	356	804	79.6
Unknown	1	203,309	0.16	203,309	6.875	356	N/A	80.0

Total	423	$126,305,332	100.00%

(1)	As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in loan group 1 was approximately 701.

Prepayment Charge Periods at Origination

Prepayment Charge Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	259	$85,245,327	67.49%	329,133	6.489	357	701	76.2
12	77	18,227,699	14.43	236,723	6.374	356	696	77.5
24	1	225,000	0.18	225,000	7.500	357	626	75.0
36	57	15,492,176	12.27	271,793	6.498	356	711	79.0
60	29	7,115,130	5.63	245,349	6.432	355	703	77.3

Total	423	$126,305,332	100.00%

Months to Initial Adjustment Date

Months to Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
20	1	$115,300	0.09%	115,300	6.125	344	721	95.0
23	1	226,586	0.18	226,586	4.000	347	780	66.0
24	3	747,552	0.59	249,184	5.928	348	734	85.2
25	6	1,225,990	0.97	204,332	5.817	349	690	82.4
26	14	2,521,493	2.00	180,107	5.886	350	710	80.9
27	3	495,140	0.39	165,047	6.075	351	752	83.0
28	10	3,633,547	2.88	363,355	6.738	352	704	79.6
29	12	4,420,473	3.50	368,373	6.135	353	681	73.3
30	23	7,305,519	5.78	317,631	6.499	354	710	76.6
31	26	7,100,265	5.62	273,087	6.478	355	692	77.3
32	75	20,694,598	16.38	275,928	6.470	356	698	77.0
33	86	22,209,412	17.58	258,249	6.377	357	696	77.5
34	118	38,952,211	30.84	330,103	6.587	358	699	75.7
35	40	14,540,378	11.51	363,509	6.611	359	723	76.1
36	5	2,116,867	1.68	423,373	6.216	360	690	83.0

Total	423	$126,305,332	100.00%

Gross Margins(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
2.001 – 3.000	386	$118,530,222	93.84%	307,073	6.442	357	701	76.0
3.001 – 4.000	37	7,775,110	6.16	210,138	6.933	354	706	88.9

Total	423	$126,305,332	100.00%

(1)	As of the cut-off date, the weighted average gross margin of the Mortgage Loans in loan group 1 was approximately 2.347%.

Maximum Mortgage Rates

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
9.001 - 10.000	5	$1,218,798	0.96%	243,760	3.732	356	707	79.0
10.001 - 11.000	20	5,716,383	4.53	285,819	4.882	356	699	76.2
11.001 - 12.000	102	31,503,897	24.94	308,862	5.720	356	699	75.2
12.001 - 13.000	203	60,106,104	47.59	296,089	6.579	356	700	76.4
13.001 - 14.000	89	27,320,175	21.63	306,968	7.528	357	708	79.4
14.001 - 15.000	3	318,476	0.25	106,159	8.342	356	744	91.4
15.001 - 16.000	1	121,500	0.10	121,500	9.125	358	620	90.0

Total	423	$126,305,332	100.00%

Initial Adjustment Dates

Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
January 2008	1	$115,300	0.09%	115,300	6.125	344	721	95.0
April 2008	1	226,586	0.18	226,586	4.000	347	780	66.0
May 2008	3	747,552	0.59	249,184	5.928	348	734	85.2
June 2008	6	1,225,990	0.97	204,332	5.817	349	690	82.4
July 2008	14	2,521,493	2.00	180,107	5.886	350	710	80.9
August 2008	3	495,140	0.39	165,047	6.075	351	752	83.0
September 2008	10	3,633,547	2.88	363,355	6.738	352	704	79.6
October 2008	12	4,420,473	3.50	368,373	6.135	353	681	73.3
November 2008	23	7,305,519	5.78	317,631	6.499	354	710	76.6
December 2008	26	7,100,265	5.62	273,087	6.478	355	692	77.3
January 2009	75	20,694,598	16.38	275,928	6.470	356	698	77.0
February 2009	86	22,209,412	17.58	258,249	6.377	357	696	77.5
March 2009	118	38,952,211	30.84	330,103	6.587	358	699	75.7
April 2009	40	14,540,378	11.51	363,509	6.611	359	723	76.1
May 2009	5	2,116,867	1.68	423,373	6.216	360	690	83.0

Total	423	$126,305,332	100.00%

Minimum Mortgage Rates

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
2.001 – 3.000	385	$118,311,064	93.67%	307,301	6.444	357	701	76.0
3.001 – 4.000	37	7,775,110	6.16	210,138	6.933	354	706	88.9
5.001 – 6.000	1	219,157	0.17	219,157	5.250	352	658	95.0

Total	423	$126,305,332	100.00%

Initial Periodic Rate Caps

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
2.000	419	$125,242,274	99.16%	298,908	6.471	357	701	76.8
3.000	1	226,586	0.18	226,586	4.000	347	780	66.0
5.000	2	733,000	0.58	366,500	7.433	353	689	85.5
6.000	1	103,472	0.08	103,472	6.500	355	742	50.0

Total	423	$126,305,332	100.00%

Subsequent Periodic Rate Caps

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
2.000	423	$126,305,332	100.00%	298,594	6.472	357	701	76.8

Total	423	$126,305,332	100.00%

Interest Only Periods at Origination

Interest-Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	50	$11,721,703	9.28%	234,434	6.474	356	713	81.2
36	342	103,217,174	81.72	301,805	6.473	356	698	76.1
120	31	11,366,455	9.00	366,660	6.466	358	718	78.3

Total	423	$126,305,332	100.00%

LOAN GROUP 2

Loan Programs

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
5/25 Six-Month LIBOR	10	$2,606,714	3.32%	260,671	6.898	358	675	72.9
5/25 Six-Month LIBOR – Interest Only	72	23,349,785	29.74	324,303	7.031	358	691	76.3
5/1 One-Year LIBOR	8	3,533,254	4.50	441,657	6.003	358	729	69.0
5/1 One-Year LIBOR – Interest Only	132	49,011,053	62.43	371,296	6.477	358	699	74.9

Total	222	$78,500,807	100.00%

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 – 50,000.00	2	$99,708	0.13%	49,854	6.310	353	778	19.8
50,000.01 – 100,000.00	4	358,750	0.46	89,688	6.674	357	667	76.4
100,000.01 – 150,000.00	20	2,490,961	3.17	124,548	6.884	357	674	73.3
150,000.01 – 200,000.00	22	3,906,650	4.98	177,575	6.618	358	687	78.8
200,000.01 – 250,000.00	31	6,995,158	8.91	225,650	6.794	358	681	78.4
250,000.01 – 300,000.00	29	7,951,838	10.13	274,201	6.767	358	706	78.6
300,000.01 – 350,000.00	28	9,125,009	11.62	325,893	6.509	358	693	76.1
350,000.01 – 400,000.00	18	6,716,058	8.56	373,114	6.879	359	703	77.3
400,000.01 – 450,000.00	18	7,664,297	9.76	425,794	6.529	358	705	76.8
450,000.01 – 500,000.00	8	3,731,886	4.75	466,486	6.250	358	680	65.2
500,000.01 – 550,000.00	11	5,808,400	7.40	528,036	6.660	358	681	75.0
550,000.01 – 600,000.00	10	5,760,303	7.34	576,030	6.241	358	699	74.7
600,000.01 – 650,000.00	6	3,790,850	4.83	631,808	6.416	358	719	79.5
650,000.01 – 700,000.00	5	3,373,190	4.30	674,638	6.248	358	674	74.9
700,000.01 – 750,000.00	2	1,421,612	1.81	710,806	6.941	358	695	80.0
750,000.01 – 1,000,000.00	5	4,553,138	5.80	910,628	7.323	358	700	75.6
1,000,000.01 – 1,500,000.00	1	1,125,000	1.43	1,125,000	8.375	359	762	75.0
1,500,000.01 – 2,000,000.00	2	3,628,000	4.62	1,814,000	6.013	357	734	51.6

Total	222	$78,500,807	100.00%

(1)	As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in loan group 2 was approximately $353,607.

Original Principal Balances

Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 – 50,000.00	2	$99,708	0.13%	49,854	6.310	353	778	19.8
50,000.01 – 100,000.00	4	358,750	0.46	89,688	6.674	357	667	76.4
100,000.01 – 150,000.00	20	2,490,961	3.17	124,548	6.884	357	674	73.3
150,000.01 – 200,000.00	22	3,906,650	4.98	177,575	6.618	358	687	78.8
200,000.01 – 250,000.00	31	6,995,158	8.91	225,650	6.794	358	681	78.4
250,000.01 – 300,000.00	29	7,951,838	10.13	274,201	6.767	358	706	78.6
300,000.01 – 350,000.00	28	9,125,009	11.62	325,893	6.509	358	693	76.1
350,000.01 – 400,000.00	18	6,716,058	8.56	373,114	6.879	359	703	77.3
400,000.01 – 450,000.00	18	7,664,297	9.76	425,794	6.529	358	705	76.8
450,000.01 – 500,000.00	8	3,731,886	4.75	466,486	6.250	358	680	65.2
500,000.01 – 550,000.00	11	5,808,400	7.40	528,036	6.660	358	681	75.0
550,000.01 – 600,000.00	10	5,760,303	7.34	576,030	6.241	358	699	74.7
600,000.01 – 650,000.00	6	3,790,850	4.83	631,808	6.416	358	719	79.5
650,000.01 – 700,000.00	5	3,373,190	4.30	674,638	6.248	358	674	74.9
700,000.01 – 750,000.00	2	1,421,612	1.81	710,806	6.941	358	695	80.0
750,000.01 – 1,000,000.00	5	4,553,138	5.80	910,628	7.323	358	700	75.6
1,000,000.01 – 1,500,000.00	1	1,125,000	1.43	1,125,000	8.375	359	762	75.0
1,500,000.01 – 2,000,000.00	2	3,628,000	4.62	1,814,000	6.013	357	734	51.6

Total	222	$78,500,807	100.00%

Geographic Distribution of Mortgaged Properties(1)

Geographic Distribution	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Alabama	1	$630,000	0.80%	630,000	6.500	358	679	82.9
Arizona	12	3,978,018	5.07	331,502	7.280	358	685	78.7
California	98	42,739,267	54.44	436,115	6.546	358	701	73.5
Colorado	5	1,497,967	1.91	299,593	6.480	358	700	81.7
Connecticut	1	245,700	0.31	245,700	6.375	359	639	90.0
Florida	25	6,599,755	8.41	263,990	6.537	357	696	75.7
Georgia	1	83,250	0.11	83,250	6.875	357	679	75.0
Hawaii	1	372,537	0.47	372,537	6.375	359	743	80.0
Idaho	1	227,500	0.29	227,500	6.250	356	730	70.0
Indiana	1	143,500	0.18	143,500	7.375	356	711	88.6
Maine	2	1,008,750	1.29	504,375	6.834	357	767	69.2
Maryland	3	1,547,900	1.97	515,967	6.299	358	650	82.3
Massachusetts	2	791,300	1.01	395,650	5.686	359	749	82.6
Michigan	1	147,000	0.19	147,000	6.625	354	670	70.0
Minnesota	1	200,000	0.25	200,000	6.250	358	626	80.0
Nevada	22	6,821,834	8.69	310,083	7.276	359	694	78.6
New Jersey	4	901,107	1.15	225,277	6.416	358	667	67.4
New York	3	1,187,300	1.51	395,767	6.814	358	650	74.6
North Carolina	3	351,468	0.45	117,156	6.485	358	666	77.6
Oregon	9	2,700,098	3.44	300,011	6.517	358	682	72.6
Rhode Island	1	49,708	0.06	49,708	7.000	359	776	25.3
Utah	6	1,101,550	1.40	183,592	6.953	358	707	77.0
Virginia	4	1,612,591	2.05	403,148	6.406	359	689	72.7
Washington	13	3,312,207	4.22	254,785	6.478	359	700	75.9
Wisconsin	2	250,499	0.32	125,250	6.346	358	647	79.7

Total	222	$78,500,807	100.00%

(1)	No more than approximately 3.26% of the Mortgage Loans in loan group 2 were secured by mortgaged properties located in any one postal zip code area.

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 – 50.00	9	$4,141,789	5.28%	460,199	6.179	357	715	43.0
55.01 – 60.00	5	3,420,591	4.36	684,118	6.391	358	695	57.8
60.01 – 65.00	12	4,683,822	5.97	390,319	6.481	358	704	63.7
65.01 – 70.00	28	7,692,219	9.80	274,722	6.614	358	675	69.5
70.01 – 75.00	10	4,405,100	5.61	440,510	6.837	358	712	74.6
75.01 – 80.00	145	50,288,371	64.06	346,816	6.670	358	697	79.7
80.01 – 85.00	1	630,000	0.80	630,000	6.500	358	679	82.9
85.01 – 90.00	10	2,830,573	3.61	283,057	6.796	358	693	89.9
90.01 – 95.00	2	408,341	0.52	204,170	7.902	359	723	95.0

Total	222	$78,500,807	100.00%

(1)	As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in loan group 2 was approximately 75.01%.
(2)	Does not take into account any secondary financing on the Mortgage Loans in loan group 2 that may exist at the time of origination.

Combined Loan-to-Value Ratios

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)
0.01 – 50.00	9	$4,141,789	5.28%	460,199	6.179	357	715	43.0
55.01 – 60.00	4	2,610,591	3.33	652,648	6.047	358	702	57.1
60.01 – 65.00	10	3,543,942	4.51	354,394	6.295	358	712	63.4
65.01 – 70.00	8	2,261,921	2.88	282,740	6.281	358	682	68.8
70.01 – 75.00	9	3,579,980	4.56	397,776	6.703	358	677	74.6
75.01 – 80.00	45	15,975,297	20.35	355,007	6.614	358	690	79.6
80.01 – 85.00	4	1,791,900	2.28	447,975	6.181	357	708	82.9
85.01 – 90.00	46	14,367,494	18.30	312,337	6.597	358	691	89.5
90.01 – 95.00	19	7,029,389	8.95	369,968	6.557	358	713	95.0
95.01 – 100.00	68	23,198,503	29.55	341,154	6.953	359	698	99.9

Total	222	$78,500,807	100.00%

Current Mortgage Rates(1)

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
4.501 – 5.000	1	$310,253	0.40%	310,253	5.000	359	791	80.0
5.001 – 5.500	5	2,200,674	2.80	440,135	5.419	357	648	72.8
5.501 – 6.000	28	11,365,640	14.48	405,916	5.876	358	706	73.1
6.001 – 6.500	84	30,924,583	39.39	368,150	6.313	358	701	72.7
6.501 – 7.000	52	15,282,342	19.47	293,891	6.822	358	697	78.6
7.001 – 7.500	28	8,765,284	11.17	313,046	7.323	358	686	75.4
7.501 – 8.000	16	6,235,997	7.94	389,750	7.771	358	682	79.7
8.001 – 8.500	7	3,189,492	4.06	455,642	8.289	359	715	76.4
8.501 – 9.000	1	226,541	0.29	226,541	8.625	359	691	95.0

Total	222	$78,500,807	100.00%

(1)	The current mortgage rates listed in the preceding table include lender paid mortgage insurance premiums. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in loan group 2 was approximately 6.634% per annum. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in loan group 2 net of the premium charged by the lender in connection with lender paid mortgage insurance was approximately 6.634% per annum.

Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Single Family Residence	121	$45,379,564	57.81%	375,038	6.562	358	697	72.9
Planned Unit Development	48	16,913,509	21.55	352,365	6.868	358	690	78.8
Low-rise Condominium	38	11,026,669	14.05	290,175	6.537	358	717	78.1
2-4 Family Residence	14	4,933,846	6.29	352,418	6.683	358	683	74.2
High-rise Condominium	1	247,219	0.31	247,219	7.250	356	620	80.0

Total	222	$78,500,807	100.00%

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Purchase	138	$46,273,326	58.95%	335,314	6.811	358	703	79.3
Refinance (cash-out)	60	20,044,581	25.53	334,076	6.481	358	679	69.7
Refinance (rate/term)	24	12,182,900	15.52	507,621	6.214	358	704	67.6

Total	222	$78,500,807	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Primary Residence	166	$63,196,079	80.50%	380,699	6.567	358	692	75.0
Investment Property	34	8,322,257	10.60	244,772	7.086	358	716	74.4
Secondary Residence	22	6,982,471	8.89	317,385	6.708	358	722	75.9

Total	222	$78,500,807	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
359	108	$37,699,018	48.02%	349,065	6.847	359	696	77.4
358	70	25,084,029	31.95	358,343	6.413	358	700	73.5
357	26	11,470,064	14.61	441,156	6.433	357	704	70.9
356	9	2,002,469	2.55	222,497	6.354	356	659	77.8
354	5	1,658,326	2.11	331,665	7.046	354	663	72.8
353	2	228,900	0.29	114,450	6.314	353	672	70.0
351	1	308,000	0.39	308,000	6.125	351	708	70.0
348	1	50,000	0.06	50,000	5.625	348	780	14.3

Total	222	$78,500,807	100.00%

(1)	As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in loan group 2 was approximately 358 months.

Documentation Programs

Documentation Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Reduced	87	$28,854,078	36.76%	331,656	6.960	358	695	77.7
Full/Alternative	74	25,074,727	31.94	338,848	6.251	358	683	78.6
No Income/No Asset	27	8,985,152	11.45	332,783	6.599	358	695	63.2
Preferred	8	6,512,472	8.30	814,059	6.079	358	731	60.9
No Ratio	17	6,353,175	8.09	373,716	7.234	359	717	78.4
Stated Income/Stated Asset	9	2,721,203	3.47	302,356	6.761	359	723	78.0

Total	222	$78,500,807	100.00%

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
601 – 620	3	$479,119	0.61%	159,706	7.095	356	620	82.8
621 – 640	20	6,781,098	8.64	339,055	6.589	358	632	75.7
641 – 660	32	9,886,239	12.59	308,945	6.454	358	652	72.6
661 – 680	65	22,300,338	28.41	343,082	6.695	358	670	76.9
681 – 700	19	6,367,759	8.11	335,145	7.245	359	688	79.8
701 – 720	16	4,646,840	5.92	290,428	6.505	358	709	72.2
721 – 740	23	11,549,054	14.71	502,133	6.376	358	731	68.6
741 – 760	15	6,379,666	8.13	425,311	6.554	358	749	77.9
761 – 780	20	6,632,634	8.45	331,632	6.924	358	769	76.8
781 – 800	5	1,924,653	2.45	384,931	6.481	358	791	75.8
801 – 820	3	1,258,007	1.60	419,336	6.105	357	809	74.6
Unknown	1	295,400	0.38	295,400	5.875	354	N/A	70.0

Total	222	$78,500,807	100.00%

(1)	As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in loan group 2 was approximately 697.

Prepayment Charge Periods at Origination

Prepayment Charge Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	143	$50,635,201	64.50%	354,092	6.569	358	698	76.2
4	1	520,000	0.66	520,000	7.375	357	659	80.0
6	6	3,402,000	4.33	567,000	7.575	359	717	70.9
12	6	3,224,185	4.11	537,364	6.338	358	721	59.1
24	6	1,701,662	2.17	283,610	6.180	358	672	78.4
36	57	17,671,259	22.51	310,022	6.703	358	688	74.9
60	3	1,346,500	1.72	448,833	6.790	359	710	74.9

Total	222	$78,500,807	100.00%

Months to Initial Adjustment Date

Months to Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
48	1	$50,000	0.06%	50,000	5.625	348	780	14.3
51	1	308,000	0.39	308,000	6.125	351	708	70.0
53	2	228,900	0.29	114,450	6.314	353	672	70.0
54	5	1,658,326	2.11	331,665	7.046	354	663	72.8
56	9	2,002,469	2.55	222,497	6.354	356	659	77.8
57	26	11,470,064	14.61	441,156	6.433	357	704	70.9
58	70	25,084,029	31.95	358,343	6.413	358	700	73.5
59	108	37,699,018	48.02	349,065	6.847	359	696	77.4

Total	222	$78,500,807	100.00%

Gross Margins(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
2.001 – 3.000	186	$65,508,566	83.45%	352,197	6.605	358	700	75.1
3.001 – 4.000	22	8,370,918	10.66	380,496	6.693	358	683	74.1
4.001 – 5.000	11	3,825,725	4.87	347,793	7.080	359	698	74.7
5.001 – 6.000	3	795,598	1.01	265,199	6.298	359	631	80.0

Total	222	$78,500,807	100.00%

(1)	As of the cut-off date, the weighted average gross margin of the Mortgage Loans in loan group 2 was approximately 2.608%.

Maximum Mortgage Rates

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
9.001 – 10.000	1	$310,253	0.40%	310,253	5.000	359	791	80.0
10.001 – 11.000	28	11,851,848	15.10	423,280	5.798	358	689	73.2
11.001 – 12.000	98	32,488,354	41.39	331,514	6.410	358	698	74.1
12.001 – 13.000	75	26,457,980	33.70	352,773	6.951	358	694	76.5
13.001 – 14.000	20	7,392,371	9.42	369,619	7.896	359	712	76.4

Total	222	$78,500,807	100.00%

Initial Adjustment Dates

Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
May 2010	1	$50,000	0.06%	50,000	5.625	348	780	14.3
August 2010	1	308,000	0.39	308,000	6.125	351	708	70.0
October 2010	2	228,900	0.29	114,450	6.314	353	672	70.0
November 2010	5	1,658,326	2.11	331,665	7.046	354	663	72.8
January 2011	9	2,002,469	2.55	222,497	6.354	356	659	77.8
February 2011	26	11,470,064	14.61	441,156	6.433	357	704	70.9
March 2011	70	25,084,029	31.95	358,343	6.413	358	700	73.5
April 2011	108	37,699,018	48.02	349,065	6.847	359	696	77.4

Total	222	$78,500,807	100.00%

Minimum Mortgage Rates

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
2.001 – 3.000	183	$64,808,416	82.56%	354,144	6.596	358	700	75.0
3.001 – 4.000	23	8,622,918	10.98	374,909	6.739	358	683	74.3
4.001 – 5.000	11	3,825,725	4.87	347,793	7.080	359	698	74.7
5.001 – 6.000	3	795,598	1.01	265,199	6.298	359	631	80.0
6.001 – 7.000	1	156,150	0.20	156,150	6.250	359	668	80.0
7.001 – 8.000	1	292,000	0.37	292,000	7.250	359	691	80.0

Total	222	$78,500,807	100.00%

Initial Periodic Rate Caps

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
5.000	162	$57,376,966	73.09%	354,179	6.616	358	692	74.9
6.000	60	21,123,841	26.91	352,064	6.684	358	712	75.3

Total	222	$78,500,807	100.00%

Subsequent Periodic Rate Caps

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
1.000	50	$15,213,209	19.38%	304,264	7.133	358	678	75.6
2.000	172	63,287,597	80.62	367,951	6.514	358	702	74.9

Total	222	$78,500,807	100.00%

Interest Only Periods at Origination

Interest-Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	18	$6,139,968	7.82%	341,109	6.383	358	706	70.6
60	96	38,148,122	48.60	397,376	6.443	358	691	75.4
120	108	34,212,716	43.58	316,784	6.893	358	702	75.4

Total	222	$78,500,807	100.00%

LOAN GROUP 3-A

Loan Programs

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3-A	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
7/1 One-Year CMT	7	$1,199,599	0.85%	171,371	6.889	357	669	71.8
7/1 One-Year CMT – Interest Only	4	1,171,000	0.83	292,750	6.492	359	769	79.7
7/23 Six-Month LIBOR	2	592,907	0.42	296,453	6.426	359	677	72.2
7/23 Six-Month LIBOR – Interest Only	79	19,580,024	13.93	247,848	6.459	358	685	78.8
7/1 One-Year LIBOR	57	13,049,012	9.28	228,930	6.413	357	666	76.2
7/1 One-Year LIBOR – Interest Only	393	104,973,075	74.68	267,107	6.639	358	684	77.5

Total	542	$140,565,617	100.00%

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3-A	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 – 50,000.00	1	$44,831	0.03%	44,831	7.500	355	756	75.0
50,000.01 – 100,000.00	19	1,585,099	1.13	83,426	6.882	357	702	72.1
100,000.01 – 150,000.00	63	8,213,011	5.84	130,365	6.490	358	675	77.4
150,000.01 – 200,000.00	94	16,647,810	11.84	177,104	6.589	358	679	77.7
200,000.01 – 250,000.00	97	21,896,114	15.58	225,733	6.567	358	675	77.6
250,000.01 – 300,000.00	75	20,686,046	14.72	275,814	6.694	358	681	79.1
300,000.01 – 350,000.00	71	23,026,311	16.38	324,314	6.613	358	683	77.6
350,000.01 – 400,000.00	90	34,099,265	24.26	378,881	6.548	358	681	77.3
400,000.01 – 450,000.00	23	9,539,527	6.79	414,762	6.650	358	716	76.1
450,000.01 – 500,000.00	4	1,925,753	1.37	481,438	6.422	357	670	78.7
500,000.01 – 550,000.00	2	1,021,800	0.73	510,900	6.125	357	688	77.3
550,000.01 – 600,000.00	1	591,300	0.42	591,300	7.500	358	792	90.0
600,000.01 – 650,000.00	2	1,288,750	0.92	644,375	6.375	357	682	67.3

Total	542	$140,565,617	100.00%

(1)	As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in loan group 3-A was approximately $259,346.

Original Principal Balances

Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3-A	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 – 50,000.00	1	$44,831	0.03%	44,831	7.500	355	756	75.0
50,000.01 – 100,000.00	19	1,585,099	1.13	83,426	6.882	357	702	72.1
100,000.01 – 150,000.00	63	8,213,011	5.84	130,365	6.490	358	675	77.4
150,000.01 – 200,000.00	94	16,647,810	11.84	177,104	6.589	358	679	77.7
200,000.01 – 250,000.00	97	21,896,114	15.58	225,733	6.567	358	675	77.6
250,000.01 – 300,000.00	75	20,686,046	14.72	275,814	6.694	358	681	79.1
300,000.01 – 350,000.00	71	23,026,311	16.38	324,314	6.613	358	683	77.6
350,000.01 – 400,000.00	90	34,099,265	24.26	378,881	6.548	358	681	77.3
400,000.01 – 450,000.00	23	9,539,527	6.79	414,762	6.650	358	716	76.1
450,000.01 – 500,000.00	4	1,925,753	1.37	481,438	6.422	357	670	78.7
500,000.01 – 550,000.00	2	1,021,800	0.73	510,900	6.125	357	688	77.3
550,000.01 – 600,000.00	1	591,300	0.42	591,300	7.500	358	792	90.0
600,000.01 –650,000.00	2	1,288,750	0.92	644,375	6.375	357	682	67.3

Total	542	$140,565,617	100.00%

Geographic Distribution of Mortgaged Properties(1)

Geographic Distribution	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3-A	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Alabama	1	$128,512	0.09%	128,512	5.625	351	689	79.8
Alaska	2	596,986	0.42	298,493	6.938	358	669	78.5
Arizona	49	11,844,342	8.43	241,721	6.677	358	693	76.0
California	192	61,152,636	43.50	318,503	6.687	358	691	75.9
Colorado	14	3,078,664	2.19	219,905	6.342	358	680	79.8
Connecticut	5	1,091,398	0.78	218,280	6.330	357	685	79.5
Delaware	1	187,500	0.13	187,500	6.375	358	650	75.0
Florida	40	9,059,578	6.45	226,489	6.832	357	666	77.8
Georgia	8	1,386,663	0.99	173,333	6.397	358	676	82.4
Hawaii	1	477,753	0.34	477,753	5.625	357	627	80.0
Idaho	10	1,682,229	1.20	168,223	6.662	357	670	81.9
Illinois	14	2,664,058	1.90	190,290	6.482	357	664	79.9
Indiana	3	570,141	0.41	190,047	6.245	357	659	80.0
Kansas	1	172,679	0.12	172,679	6.375	358	638	73.6
Kentucky	1	171,580	0.12	171,580	4.875	358	688	80.0
Maryland	11	3,190,417	2.27	290,038	6.538	358	682	80.4
Massachusetts	10	2,435,271	1.73	243,527	6.548	357	638	80.8
Michigan	20	3,272,199	2.33	163,610	6.228	358	664	82.7
Minnesota	2	293,311	0.21	146,655	6.523	357	702	80.0
Mississippi	1	231,380	0.16	231,380	6.875	358	642	69.0
Missouri	4	1,045,265	0.74	261,316	6.385	357	664	79.8
Montana	2	470,782	0.33	235,391	6.385	357	629	77.7
Nebraska	1	211,999	0.15	211,999	6.375	358	687	80.0
Nevada	30	7,719,684	5.49	257,323	6.510	358	674	79.8
New Hampshire	1	179,595	0.13	179,595	8.625	356	716	95.0
New Jersey	7	2,028,850	1.44	289,836	6.605	357	662	78.1
New Mexico	2	461,814	0.33	230,907	5.289	358	642	86.4
New York	11	3,436,671	2.44	312,425	6.360	357	703	74.9
North Carolina	2	628,733	0.45	314,367	6.121	358	700	80.0
Ohio	5	594,427	0.42	118,885	6.573	358	701	80.8
Oklahoma	1	135,200	0.10	135,200	6.375	358	692	79.7
Oregon	26	5,391,982	3.84	207,384	6.560	359	714	79.7
Pennsylvania	4	425,004	0.30	106,251	6.616	357	684	85.5
South Carolina	5	1,016,084	0.72	203,217	6.126	357	639	79.8
Tennessee	2	447,758	0.32	223,879	6.375	356	682	75.5
Texas	5	634,076	0.45	126,815	6.586	358	666	78.7
Utah	2	265,360	0.19	132,680	6.837	359	664	55.5
Virginia	11	3,223,080	2.29	293,007	6.156	357	654	77.9
Washington	34	8,389,957	5.97	246,763	6.538	358	675	79.3
Wisconsin	1	172,000	0.12	172,000	6.125	358	633	89.1

Total	542	$140,565,617	100.00%

(1)	No more than approximately 1.35% of the Mortgage Loans in loan group 3-A were secured by mortgaged properties located in any one postal zip code area.

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3-A	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 – 50.00	14	$3,155,515	2.24%	225,394	6.508	358	695	41.6
50.01 – 55.00	6	1,234,692	0.88	205,782	6.819	357	655	51.8
55.01 – 60.00	11	3,032,758	2.16	275,705	6.672	358	681	58.4
60.01 – 65.00	13	3,363,953	2.39	258,766	6.508	358	675	63.4
65.01 – 70.00	27	6,950,841	4.94	257,439	6.378	358	670	68.7
70.01 – 75.00	52	14,439,567	10.27	277,684	6.371	357	665	73.9
75.01 – 80.00	360	95,357,283	67.84	264,881	6.607	358	688	79.7
80.01 – 85.00	7	1,878,874	1.34	268,411	6.661	357	662	84.0
85.01 – 90.00	45	9,787,398	6.96	217,498	6.869	357	676	89.5
90.01 – 95.00	6	1,161,118	0.83	193,520	7.188	358	694	95.0
95.01 – 100.00	1	203,617	0.14	203,617	6.250	353	629	100.0

Total	542	$140,565,617	100.00%

(1)	As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in loan group 3-A was approximately 77.54%.
(2)	Does not take into account any secondary financing on the Mortgage Loans in loan group 3-A that may exist at the time of origination.

Combined Loan-to-Value Ratios

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3-A	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)
0.01 – 50.00	14	$3,155,515	2.24%	225,394	6.508	358	695	41.6
50.01 – 55.00	6	1,234,692	0.88	205,782	6.819	357	655	51.9
55.01 – 60.00	9	2,560,850	1.82	284,539	6.755	358	665	58.7
60.01 – 65.00	11	2,867,706	2.04	260,701	6.427	358	689	63.4
65.01 – 70.00	18	4,829,790	3.44	268,322	6.383	358	678	68.9
70.01 – 75.00	37	9,419,093	6.70	254,570	6.408	358	659	73.8
75.01 – 80.00	93	25,097,298	17.85	269,863	6.628	357	683	79.4
80.01 – 85.00	14	3,827,361	2.72	273,383	6.346	357	663	83.5
85.01 – 90.00	100	24,391,507	17.35	243,915	6.671	357	674	89.4
90.01 – 95.00	60	15,449,602	10.99	257,493	6.476	358	678	94.8
95.01 – 100.00	180	47,732,204	33.96	265,179	6.651	358	696	100.0

Total	542	$140,565,617	100.00%

Current Mortgage Rates(1)

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3-A	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
4.501 – 5.000	1	$171,580	0.12%	171,580	4.875	358	688	80.0
5.001 – 5.500	16	3,566,202	2.54	222,888	5.390	357	659	75.9
5.501 – 6.000	66	17,838,382	12.69	270,279	5.866	357	665	76.9
6.001 – 6.500	180	47,368,020	33.70	263,156	6.360	358	685	76.9
6.501 – 7.000	188	49,001,893	34.86	260,648	6.801	358	683	77.6
7.001 – 7.500	64	17,362,825	12.35	271,294	7.293	358	697	78.4
7.501 – 8.000	24	4,679,664	3.33	194,986	7.688	357	693	82.7
8.001 – 8.500	2	397,455	0.28	198,727	8.500	357	672	90.0
8.501 – 9.000	1	179,595	0.13	179,595	8.625	356	716	95.0

Total	542	$140,565,617	100.00%

(1)	The current mortgage rates listed in the preceding table include lender paid mortgage insurance premiums. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in loan group 3-A was approximately 6.593% per annum. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in loan group 3-A net of the premium charged by the lender in connection with lender paid mortgage insurance was approximately 6.579% per annum.

Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3-A	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Single Family Residence	273	$67,229,766	47.83%	246,263	6.567	358	683	76.9
Planned Unit Development	141	37,396,813	26.60	265,226	6.545	358	677	78.4
Low-rise Condominium	89	22,419,671	15.95	251,906	6.605	358	682	78.4
2-4 Family Residence	35	12,739,687	9.06	363,991	6.830	357	701	76.4
High-rise Condominium	4	779,679	0.55	194,920	6.876	357	653	84.2

Total	542	$140,565,617	100.00%

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3-A	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Purchase	306	$81,580,170	58.04%	266,602	6.681	358	693	80.0
Refinance (cash-out)	151	39,642,811	28.20	262,535	6.511	358	669	73.1
Refinance (rate/term)	85	19,342,637	13.76	227,560	6.389	358	667	76.3

Total	542	$140,565,617	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3-A	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Primary Residence	457	$121,933,959	86.75%	266,814	6.535	358	681	77.5
Investment Property	64	14,278,938	10.16	223,108	7.022	357	702	76.7
Secondary Residence	21	4,352,720	3.10	207,272	6.818	358	688	80.4

Total	542	$140,565,617	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3-A	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
360	2	$514,000	0.37%	257,000	7.048	360	694	75.2
359	133	34,371,786	24.45	258,434	6.721	359	711	77.7
358	253	64,986,474	46.23	256,864	6.535	358	675	77.3
357	75	21,805,241	15.51	290,737	6.463	357	673	76.1
356	38	10,401,487	7.40	273,723	6.714	356	672	78.9
355	24	5,206,813	3.70	216,951	6.904	355	677	80.0
354	11	2,085,490	1.48	189,590	6.661	354	652	83.7
353	2	565,715	0.40	282,857	5.690	353	637	80.0
351	4	628,612	0.45	157,153	5.719	351	663	78.1

Total	542	$140,565,617	100.00%

(1)	As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in loan group 3-A was approximately 358 months.

Documentation Programs

Documentation Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3-A	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Reduced	327	$90,125,733	64.12%	275,614	6.682	358	687	77.3
Full/Alternative	170	39,355,018	28.00	231,500	6.306	358	668	80.4
No Income/No Asset	33	7,587,374	5.40	229,920	6.925	358	698	67.9
No Ratio	7	1,712,935	1.22	244,705	7.190	358	724	76.8
Stated Income/Stated Asset	4	1,459,556	1.04	364,889	6.464	356	698	70.7
Preferred	1	325,000	0.23	325,000	6.375	357	815	55.6

Total	542	$140,565,617	100.00%

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3-A	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
601 – 620	5	$1,266,019	0.90%	253,204	6.386	357	620	84.0
621 – 640	69	18,337,138	13.05	265,756	6.489	357	631	75.9
641 – 660	99	23,914,784	17.01	241,563	6.542	358	650	77.1
661 – 680	121	31,933,826	22.72	263,916	6.564	357	672	77.4
681 – 700	134	34,596,669	24.61	258,184	6.540	358	690	78.2
701 – 720	31	7,739,934	5.51	249,675	6.955	358	711	79.7
721 – 740	25	6,308,032	4.49	252,321	6.631	359	732	77.7
741 – 760	25	6,247,838	4.44	249,914	6.806	358	750	79.2
761 – 780	14	4,071,208	2.90	290,801	6.742	359	769	77.7
781 – 800	11	3,656,870	2.60	332,443	6.769	358	789	75.4
801 – 820	7	2,102,000	1.50	300,286	6.852	358	808	76.2
Unknown	1	391,300	0.28	391,300	6.625	356	N/A	70.0

Total	542	$140,565,617	100.00%

(1)	As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in loan group 3-A was approximately 683.

Prepayment Charge Periods at Origination

Prepayment Charge Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3-A	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	333	$82,413,398	58.63%	247,488	6.499	358	686	77.6
6	2	816,244	0.58	408,122	6.377	358	693	60.6
12	105	30,483,621	21.69	290,320	6.733	358	666	78.4
24	2	658,680	0.47	329,340	6.777	355	680	80.0
30	1	304,000	0.22	304,000	6.250	359	709	80.0
36	82	20,328,377	14.46	247,907	6.721	358	689	77.4
60	17	5,561,296	3.96	327,135	6.774	357	697	73.8

Total	542	$140,565,617	100.00%

Months to Initial Adjustment Date

Months to Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3-A	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
75	4	$628,612	0.45%	157,153	5.719	351	663	78.1
77	2	565,715	0.40	282,857	5.690	353	637	80.0
78	11	2,085,490	1.48	189,590	6.661	354	652	83.7
79	24	5,206,813	3.70	216,951	6.904	355	677	80.0
80	38	10,401,487	7.40	273,723	6.714	356	672	78.9
81	75	21,805,241	15.51	290,737	6.463	357	673	76.1
82	253	64,986,474	46.23	256,864	6.535	358	675	77.3
83	133	34,371,786	24.45	258,434	6.721	359	711	77.7
84	2	514,000	0.37	257,000	7.048	360	694	75.2

Total	542	$140,565,617	100.00%

Gross Margins(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3-A	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
2.001 – 3.000	510	$133,979,197	95.31%	262,704	6.566	358	683	77.4
3.001 – 4.000	32	6,586,421	4.69	205,826	7.134	355	679	80.9

Total	542	$140,565,617	100.00%

(1)	As of the cut-off date, the weighted average gross margin of the Mortgage Loans in loan group 3-A was approximately 2.327%.

Maximum Mortgage Rates

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3-A	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
9.001 – 10.000	1	$171,580	0.12%	171,580	4.875	358	688	80.0
10.001 – 11.000	81	20,936,584	14.89	258,476	5.782	357	664	77.0
11.001 – 12.000	350	90,474,115	64.36	258,497	6.579	358	683	77.2
12.001 – 13.000	79	22,466,993	15.98	284,392	7.170	358	698	77.4
13.001 – 14.000	31	6,516,345	4.64	210,205	7.442	356	685	83.5

Total	542	$140,565,617	100.00%

Initial Adjustment Dates

Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3-A	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
August 2012	4	$628,612	0.45%	157,153	5.719	351	663	78.1
October 2012	2	565,715	0.40	282,857	5.690	353	637	80.0
November 2012	11	2,085,490	1.48	189,590	6.661	354	652	83.7
December 2012	24	5,206,813	3.70	216,951	6.904	355	677	80.0
January 2013	38	10,401,487	7.40	273,723	6.714	356	672	78.9
February 2013	75	21,805,241	15.51	290,737	6.463	357	673	76.1
March 2013	253	64,986,474	46.23	256,864	6.535	358	675	77.3
April 2013	133	34,371,786	24.45	258,434	6.721	359	711	77.7
May 2013	2	514,000	0.37	257,000	7.048	360	694	75.2

Total	542	$140,565,617	100.00%

Minimum Mortgage Rates

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3-A	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
2.001 – 3.000	509	$133,595,473	95.04%	262,467	6.565	358	683	77.4
3.001 – 4.000	33	6,970,144	4.96	211,216	7.126	355	677	80.7

Total	542	$140,565,617	100.00%

Initial Periodic Rate Caps

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3-A	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
5.000	495	$128,118,522	91.14%	258,825	6.562	358	682	77.4
6.000	47	12,447,095	8.86	264,832	6.916	356	688	78.6

Total	542	$140,565,617	100.00%

Subsequent Periodic Rate Caps

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3-A	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
1.000	66	$15,107,054	10.75%	228,895	6.344	358	678	79.8
2.000	476	125,458,563	89.25	263,568	6.623	358	684	77.3

Total	542	$140,565,617	100.00%

Interest Only Periods at Origination

Interest-Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3-A	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	66	$14,841,518	10.56%	224,871	6.452	357	667	75.7
84	279	77,279,082	54.98	276,986	6.617	358	676	77.6
120	197	48,445,017	34.46	245,914	6.597	358	700	78.1

Total	542	$140,565,617	100.00%

LOAN GROUP 3-B

Loan Programs

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3-B	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
7/1 One-Year CMT – Interest Only	1	$471,200	0.44%	471,200	5.750	357	679	79.7
7/23 Six-Month LIBOR	1	437,022	0.41	437,022	6.250	356	673	65.0
7/23 Six-Month LIBOR – Interest Only	32	21,576,055	20.07	674,252	6.731	358	703	73.3
7/1 One-Year LIBOR	8	4,587,979	4.27	573,497	6.136	357	668	74.0
7/1 One-Year LIBOR – Interest Only	133	80,426,228	74.82	604,708	6.621	357	693	75.9

Total	175	$107,498,484	100.00%

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3-B	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
400,000.01 – 450,000.00	24	$10,463,324	9.73%	435,972	6.519	356	684	78.1
450,000.01 – 500,000.00	40	18,991,218	17.67	474,780	6.546	357	701	77.5
500,000.01 – 550,000.00	32	16,845,659	15.67	526,427	6.566	358	691	77.2
550,000.01 – 600,000.00	23	13,153,391	12.24	571,887	6.597	357	684	77.1
600,000.01 – 650,000.00	18	11,523,165	10.72	640,176	6.738	358	700	75.5
650,000.01 – 700,000.00	3	2,025,817	1.88	675,272	6.086	357	681	78.3
700,000.01 – 750,000.00	8	5,738,870	5.34	717,359	6.814	356	679	76.0
750,000.01 – 1,000,000.00	20	17,706,797	16.47	885,340	6.713	357	699	74.0
1,000,000.01 –1,500,000.00	4	5,170,084	4.81	1,292,521	6.521	357	710	68.6
1,500,000.01 –2,000,000.00	3	5,880,160	5.47	1,960,053	6.753	357	702	60.2

Total	175	$107,498,484	100.00%

(1)	As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in loan group 3-B was approximately $614,277.

Original Principal Balances

Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3-B	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
400,000.01 – 450,000.00	23	$10,014,201	9.32%	435,400	6.559	356	684	78.0
450,000.01 – 500,000.00	41	19,440,340	18.08	474,155	6.525	357	700	77.5
500,000.01 – 550,000.00	32	16,845,659	15.67	526,427	6.566	358	691	77.2
550,000.01 – 600,000.00	23	13,153,391	12.24	571,887	6.597	357	684	77.1
600,000.01 – 650,000.00	18	11,523,165	10.72	640,176	6.738	358	700	75.5
650,000.01 – 700,000.00	3	2,025,817	1.88	675,272	6.086	357	681	78.3
700,000.01 – 750,000.00	8	5,738,870	5.34	717,359	6.814	356	679	76.0
750,000.01 – 1,000,000.00	20	17,706,797	16.47	885,340	6.713	357	699	74.0
1,000,000.01 –1,500,000.00	4	5,170,084	4.81	1,292,521	6.521	357	710	68.6
1,500,000.01 –2,000,000.00	3	5,880,160	5.47	1,960,053	6.753	357	702	60.2

Total	175	$107,498,484	100.00%

Geographic Distribution of Mortgaged Properties(1)

Geographic Distribution	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3-B	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Arizona	8	$4,600,496	4.28%	575,062	6.583	358	704	73.5
California	115	70,306,037	65.40	611,357	6.680	357	692	75.9
Colorado	3	1,582,000	1.47	527,333	6.435	358	717	73.8
Florida	5	2,820,380	2.62	564,076	7.084	356	706	81.5
Georgia	1	960,000	0.89	960,000	7.500	357	637	80.0
Idaho	1	1,198,446	1.11	1,198,446	6.250	358	686	68.1
Illinois	2	1,359,700	1.26	679,850	6.811	358	687	76.9
Kentucky	1	639,800	0.60	639,800	6.125	357	667	65.6
Maryland	2	1,438,956	1.34	719,478	5.936	358	697	76.8
Massachusetts	4	2,173,465	2.02	543,366	6.793	356	694	77.4
Michigan	3	1,393,261	1.30	464,420	6.663	356	648	75.8
Minnesota	1	841,000	0.78	841,000	6.000	356	755	76.5
Nevada	3	1,751,880	1.63	583,960	6.481	357	669	80.9
New Jersey	2	2,600,160	2.42	1,300,080	6.279	355	719	64.6
New York	6	3,783,400	3.52	630,567	6.571	357	714	68.2
North Carolina	1	567,625	0.53	567,625	6.500	358	698	80.0
Ohio	2	951,371	0.89	475,685	5.879	354	650	73.4
Oregon	2	934,400	0.87	467,200	6.122	357	663	79.8
South Carolina	2	1,893,318	1.76	946,659	6.365	357	737	69.8
Utah	1	544,513	0.51	544,513	6.250	357	679	70.8
Virginia	5	2,367,281	2.20	473,456	6.593	356	703	72.0
Washington	4	2,088,995	1.94	522,249	6.208	357	701	79.2
West Virginia	1	702,000	0.65	702,000	5.875	358	689	73.1

Total	175	$107,498,484	100.00%

(1)	No more than approximately 2.71% of the Mortgage Loans in loan group 3-B were secured by mortgaged properties located in any one postal zip code area.

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3-B	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 – 50.00	1	$1,000,000	0.93%	1,000,000	6.625	358	745	46.5
50.01 – 55.00	1	560,000	0.52	560,000	6.250	356	669	53.3
55.01 – 60.00	7	7,205,162	6.70	1,029,309	6.700	358	692	58.3
60.01 – 65.00	11	9,224,549	8.58	838,595	6.573	357	701	64.0
65.01 – 70.00	10	6,359,669	5.92	635,967	6.436	357	674	68.5
70.01 – 75.00	23	14,793,264	13.76	643,185	6.534	357	681	74.4
75.01 – 80.00	118	66,353,776	61.73	562,320	6.646	357	699	79.7
80.01 – 85.00	1	510,118	0.47	510,118	6.000	356	675	83.0
85.01 – 90.00	3	1,491,945	1.39	497,315	7.138	356	667	89.1

Total	175	$107,498,484	100.00%

(1)	As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in loan group 3-B was approximately 75.23%.
(2)	Does not take into account any secondary financing on the Mortgage Loans in loan group 3-B that may exist at the time of origination.

Combined Loan-to-Value Ratios

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3-B	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)
50.01 – 55.00	1	$560,000	0.52%	560,000	6.250	356	669	53.3
55.01 – 60.00	6	5,205,162	4.84	867,527	6.585	357	694	58.8
60.01 – 65.00	7	5,127,911	4.77	732,559	6.552	357	688	63.4
65.01 – 70.00	9	6,379,159	5.93	708,795	6.370	357	697	68.7
70.01 – 75.00	18	12,535,742	11.66	696,430	6.513	357	684	74.3
75.01 – 80.00	37	22,456,887	20.89	606,943	6.652	357	697	79.5
80.01 – 85.00	4	2,162,996	2.01	540,749	6.481	357	677	83.7
85.01 – 90.00	25	15,835,567	14.73	633,423	6.700	357	684	89.5
90.01 – 95.00	16	8,985,434	8.36	561,590	6.529	357	689	94.7
95.01 – 100.00	52	28,249,625	26.28	543,262	6.707	358	706	100.0

Total	175	$107,498,484	100.00%

Current Mortgage Rates(1)

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3-B	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
5.001 – 5.500	2	$1,157,999	1.08%	579,000	5.422	353	674	80.0
5.501 – 6.000	23	12,262,501	11.41	533,152	5.861	356	682	76.1
6.001 – 6.500	64	38,387,242	35.71	599,801	6.352	357	695	76.2
6.501 – 7.000	57	37,888,397	35.25	664,709	6.793	358	694	72.0
7.001 – 7.500	20	12,280,566	11.42	614,028	7.271	358	705	78.5
7.501 – 8.000	9	5,521,778	5.14	613,531	7.720	357	694	81.2

Total	175	$107,498,484	100.00%

(1)	The current mortgage rates listed in the preceding table include lender paid mortgage insurance premiums. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in loan group 3-B was approximately 6.617% per annum. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in loan group 3-B net of the premium charged by the lender in connection with lender paid mortgage insurance was approximately 6.617% per annum.

Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3-B	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Single Family Residence	117	$71,909,365	66.89%	614,610	6.607	357	694	74.3
Planned Unit Development	46	28,619,244	26.62	622,157	6.590	357	695	76.6
Low-rise Condominium	9	4,938,875	4.59	548,764	6.843	358	702	80.0
2-4 Family Residence	2	1,176,000	1.09	588,000	6.914	356	689	80.0
High-rise Condominium	1	855,000	0.80	855,000	6.625	357	669	75.0

Total	175	$107,498,484	100.00%

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3-B	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Purchase	101	$60,037,217	55.85%	594,428	6.727	357	703	76.9
Refinance (cash-out)	46	30,186,295	28.08	656,224	6.440	357	677	72.5
Refinance (rate/term)	28	17,274,972	16.07	616,963	6.543	357	692	74.2

Total	175	$107,498,484	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3-B	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Primary Residence	159	$96,858,025	90.10%	609,170	6.592	357	691	75.4
Investment Property	11	7,061,962	6.57	641,997	6.967	357	718	73.6
Secondary Residence	5	3,578,496	3.33	715,699	6.607	357	722	73.2

Total	175	$107,498,484	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3-B	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
359	33	$17,616,803	16.39%	533,843	6.855	359	722	77.1
358	52	33,861,210	31.50	651,177	6.577	358	697	75.2
357	43	30,581,785	28.45	711,204	6.612	357	684	72.3
356	33	18,304,964	17.03	554,696	6.609	356	688	76.9
355	5	2,727,221	2.54	545,444	6.489	355	677	78.7
354	4	1,858,378	1.73	464,595	6.779	354	670	83.8
353	1	468,000	0.44	468,000	5.875	353	645	75.5
352	1	461,000	0.43	461,000	5.750	352	657	74.4
351	1	720,000	0.67	720,000	5.375	351	676	80.0
350	2	899,123	0.84	449,561	5.625	350	683	73.8

Total	175	$107,498,484	100.00%

(1)	As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in loan group 3-B was approximately 357 months.

Documentation Programs

Documentation Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3-B	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Reduced	108	$65,946,074	61.35%	610,612	6.743	357	696	75.5
Full/Alternative	50	31,014,669	28.85	620,293	6.255	357	683	76.1
No Ratio	6	3,400,006	3.16	566,668	7.160	358	716	73.3
Preferred	3	2,695,000	2.51	898,333	6.872	358	738	66.9
No Income/No Asset	5	2,572,735	2.39	514,547	6.749	357	690	68.5
Stated Income/Stated Asset	2	1,420,000	1.32	710,000	6.669	358	704	80.0
Streamline	1	450,000	0.42	450,000	6.500	357	767	62.5

Total	175	$107,498,484	100.00%

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3-B	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
621 – 640	11	$6,990,183	6.50%	635,471	6.873	357	633	76.0
641 – 660	15	9,204,055	8.56	613,604	6.723	356	650	71.5
661 – 680	47	26,231,062	24.40	558,108	6.389	357	671	76.5
681 – 700	49	30,911,951	28.76	630,856	6.514	357	689	75.3
701 – 720	14	7,989,882	7.43	570,706	7.098	358	708	78.9
721 – 740	8	6,589,856	6.13	823,732	6.585	358	730	72.8
741 – 760	17	11,760,200	10.94	691,776	6.812	358	752	73.9
761 – 780	8	4,855,000	4.52	606,875	6.822	358	769	75.2
781 – 800	2	952,832	0.89	476,416	6.881	357	790	80.0
801 – 820	2	1,065,000	0.99	532,500	6.614	358	808	78.6
Unknown	2	948,463	0.88	474,232	5.756	354	N/A	64.9

Total	175	$107,498,484	100.00%

(1)	As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in loan group 3-Bwas approximately 694.

Prepayment Charge Periods at Origination

Prepayment Charge Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3-B	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	114	$69,437,938	64.59%	609,105	6.605	357	693	75.7
6	4	3,531,750	3.29	882,937	6.973	358	688	66.3
12	24	12,780,145	11.89	532,506	6.426	357	676	77.5
24	1	575,210	0.54	575,210	6.500	359	719	80.0
36	29	19,086,744	17.76	658,164	6.698	357	707	73.3
60	3	2,086,698	1.94	695,566	6.861	356	715	78.1

Total	175	$107,498,484	100.00%

Months to Initial Adjustment Date

Months to Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3-B	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
74	2	$899,123	0.84%	449,561	5.625	350	683	73.8
75	1	720,000	0.67	720,000	5.375	351	676	80.0
76	1	461,000	0.43	461,000	5.750	352	657	74.4
77	1	468,000	0.44	468,000	5.875	353	645	75.5
78	4	1,858,378	1.73	464,595	6.779	354	670	83.8
79	5	2,727,221	2.54	545,444	6.489	355	677	78.7
80	33	18,304,964	17.03	554,696	6.609	356	688	76.9
81	43	30,581,785	28.45	711,204	6.612	357	684	72.3
82	52	33,861,210	31.50	651,177	6.577	358	697	75.2
83	33	17,616,803	16.39	533,843	6.855	359	722	77.1

Total	175	$107,498,484	100.00%

Gross Margins(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3-B	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
2.001 – 3.000	170	$104,945,713	97.63%	617,328	6.608	357	695	75.1
3.001 – 4.000	5	2,552,770	2.37	510,554	6.980	355	672	82.0

Total	175	$107,498,484	100.00%

(1)	As of the cut-off date, the weighted average gross margin of the Mortgage Loans in loan group 3-B was approximately 2.301%.

Maximum Mortgage Rates

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3-B	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
10.001 – 11.000	20	$10,490,616	9.76%	524,531	5.808	356	672	77.6
11.001 – 12.000	90	53,725,672	49.98	596,952	6.498	357	697	75.2
12.001 – 13.000	55	37,162,668	34.57	675,685	6.884	357	697	74.0
13.001 – 14.000	10	6,119,528	5.69	611,953	7.423	357	693	79.4

Total	175	$107,498,484	100.00%

Initial Adjustment Dates

Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3-B	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
July 2012	2	$899,123	0.84%	449,561	5.625	350	683	73.8
August 2012	1	720,000	0.67	720,000	5.375	351	676	80.0
September 2012	1	461,000	0.43	461,000	5.750	352	657	74.4
October 2012	1	468,000	0.44	468,000	5.875	353	645	75.5
November 2012	4	1,858,378	1.73	464,595	6.779	354	670	83.8
December 2012	5	2,727,221	2.54	545,444	6.489	355	677	78.7
January 2013	33	18,304,964	17.03	554,696	6.609	356	688	76.9
February 2013	43	30,581,785	28.45	711,204	6.612	357	684	72.3
March 2013	52	33,861,210	31.50	651,177	6.577	358	697	75.2
April 2013	33	17,616,803	16.39	533,843	6.855	359	722	77.1

Total	175	$107,498,484	100.00%

Minimum Mortgage Rates

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3-B	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
2.001 – 3.000	170	$104,945,713	97.63%	617,328	6.608	357	695	75.1
3.001 – 4.000	5	2,552,770	2.37	510,554	6.980	355	672	82.0

Total	175	$107,498,484	100.00%

Initial Periodic Rate Caps

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3-B	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
5.000	124	$72,969,219	67.88%	588,461	6.569	357	694	76.3
6.000	51	34,529,264	32.12	677,044	6.718	357	694	73.0

Total	175	$107,498,484	100.00%

Subsequent Periodic Rate Caps

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3-B	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
1.000	17	$9,694,763	9.02%	570,280	6.786	358	707	79.0
2.000	158	97,803,720	90.98	619,011	6.600	357	693	74.9

Total	175	$107,498,484	100.00%

Interest Only Periods at Origination

Interest-Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans in Loan Group 3-B	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	9	$5,025,001	4.67%	558,333	6.146	357	668	73.2
84	84	50,778,818	47.24	604,510	6.532	357	687	76.1
120	82	51,694,665	48.09	630,423	6.746	358	703	74.6

Total	175	$107,498,484	100.00%

Servicing of Mortgage Loans

Servicing Compensation and Payment of Expenses

The “Expense Fee Rate” is the per annum rate at which the expense fees accrue on the principal balance of each Mortgage Loan. The expense fees consist of

•	the master servicing fee payable to the master servicer in respect of its servicing activities (the “Master Servicing Fee”),

•	fees payable to the trustee in respect of its activities as trustee under the pooling and servicing agreement, and

•	lender paid mortgage insurance premiums, if any.

The expense fees with respect to the mortgage pool are payable out of the interest payments on each Mortgage Loan. The total expense fee rate will vary from Mortgage Loan to Mortgage Loan. As of the cut-off date, the weighted average Expense Fee Rate (exclusive of the additional expense fees payable for mortgage insurance premiums on any Mortgage Loan) for the Mortgage Loans in a loan group on and before and after the related initial Adjustment Dates for all of the Mortgage Loans in such loan group is approximately as follows:

	Weighted Average Expense Fee Rate for the Mortgage Loans in the related Loan Group on and before any related initial Adjustment Date (1)	Weighted Average Expense Fee Rate for the Mortgage Loans in the related Loan Group after all related initial Adjustment Dates (1)
Loan Group 1	0.271%	0.271%
Loan Group 2	0.261%	0.384%
Loan Group 3-A	0.260%	0.384%
Loan Group 3-B	0.260%	0.384%

(1)	Assuming no prepayments and exclusive of the additional expense fees payable for mortgage insurance premiums on any Mortgage Loans with lender acquired mortgage insurance.

In cases where a Mortgage Loan is being directly serviced by a subservicer, the subservicer will be entitled to all or a portion of the Master Servicing Fee. The Master Servicing Fee accrues on the principal balance of each Mortgage Loan at the Master Servicing Fee Rate. As of the cut-off date, the weighted average “Master Servicing Fee Rate” for all Mortgage Loans in a loan group on and before and after the related initial Adjustment Dates for all of the Mortgage Loans in such loan group is approximately as follows:

	Weighted Average Master Servicing Fee Rate for the Mortgage Loans in the related Loan Group on and before any related initial Adjustment Date (1)	Weighted Average Master Servicing Fee Rate for the Mortgage Loans in the related Loan Group after all related initial Adjustment Dates (1)
Loan Group 1	0.262%	0.262%
Loan Group 2	0.252%	0.375%
Loan Group 3-A	0.251%	0.375%
Loan Group 3-B	0.251%	0.375%

(1)	Assuming no prepayments.

The master servicer is obligated to pay some but not all ongoing expenses associated with the issuing entity and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the master servicer out of the Master Servicing Fee. The amount of the Master Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described under “—Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans” in this free writing prospectus. The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, prepayment charges, assumption fees and other similar charges and all reinvestment income earned on amounts on deposit in the Certificate Account and Distribution Account and Excess Proceeds with respect to the Mortgage Loans as described under “Description of the Certificates—Fees and Expenses”.

Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans

When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Principal prepayments by borrowers received by the master servicer will be distributed to certificateholders on the Distribution Date in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid Mortgage Loans would result. Pursuant to the pooling and servicing agreement, the Master Servicing Fee for any month will be reduced by an amount sufficient to pass through to certificateholders the full amount of interest to which they would be entitled for each prepaid Mortgage Loan on the related Distribution Date. However, the Master Servicing Fee for a loan group on a Distribution Date will only be reduced by not more than one-half of the Master Servicing Fee for that Distribution Date (the “Compensating Interest”). If shortfalls in interest as a result of prepayments on the Mortgage Loans in any Prepayment Period exceed the Compensating Interest for the related Distribution Date, the amount of interest distributed to certificateholders will be reduced by the amount of the excess. See “Description of the Certificates—Interest “ in this free writing prospectus.

Certain Modifications and Refinancings

Countrywide Home Loans, without approval from the Rating Agencies, will be permitted under the pooling and servicing agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the master servicer will be permitted to agree to the rate reduction provided that Countrywide Home Loans purchases the Mortgage Loan from the issuing entity immediately following the modification. Any purchase of a mortgage loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that mortgage loan, plus accrued and unpaid interest on the mortgage loan up to the next Due Date at the applicable net mortgage rate, net of any unreimbursed advances of principal and interest on the mortgage loan made by the master servicer. Countrywide Home Loans will remit the purchase price to the master servicer for deposit into the Certificate Account within one business day of the purchase of that mortgage loan. Purchases of mortgage loans may occur when prevailing interest rates are below the interest rates on the mortgage loans and borrowers request modifications as an alternative to refinancings. Countrywide Home Loans will indemnify the issuing entity against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

Description of the Certificates

General

The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

The Mortgage Pass-Through Certificates, Series 2006-HYB4 will consist of the Class 1-A-1, Class 1-A-2, Class 1-A-IO, Class 2-A-1, Class 2-A-2, Class 2-A-IO, Class 3-A, Class 3-B, Class 3-AB, Class 3-A-IO, Class A-R, Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates. Only the classes of certificates described herein are offered by this free writing prospectus (the “offered certificates”). The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the private certificates is provided only to permit a better understanding of the offered certificates.

When describing the certificates in this free writing prospectus, we use the following terms:

Designation	Classes of Certificates
Senior Certificates	Class 1-A-1, Class 1-A-2, Class 1-A-IO, Class 2-A-1, Class 2-A-2, Class 2-A-IO, Class 3-A, Class 3-B, Class 3-AB, Class 3-A-IO and Class A-R Certificates

Subordinated Certificates	Class M and Class B Certificates

Class B Certificates	Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates

Notional Amount Certificates	Class 1-A-IO, Class 2-A-IO and Class 3-A-IO Certificates

Offered Certificates	Senior Certificates, Class M, Class B-1 and Class B-2 Certificates

Private Certificates	Class B-3, Class B-4 and Class B-5 Certificates

The certificates are generally referred to as the following types:

Class	Type
Class 1-A-1 Certificates	Super Senior/Variable Pass-Through Rate

Class 1-A-2 Certificates	Senior Support/Variable Pass-Through Rate

Class 1-A-IO Certificates	Senior/Interest-Only/Notional Amount/Variable Pass-Through Rate/ Component

Class 2-A-1 Certificates	Super Senior/Variable Pass-Through Rate

Class 2-A-2 Certificates	Senior Support/Variable Pass-Through Rate

Class 2-A-IO Certificates	Senior/Interest-Only/Notional Amount/Variable Pass-Through Rate/ Component

Class 3-A Certificates	Super Senior/Variable Pass-Through Rate

Class 3-B Certificates	Super Senior/Variable Pass-Through Rate

Class 3-AB Certificates	Senior Support/Variable Pass-Through Rate/Component

Class 3-A-IO Certificates	Senior/Interest-Only/Notional Amount/Variable Pass-Through Rate/ Component

Class A-R Certificates	Senior/Variable Pass-Through Rate/Residual

Subordinated Certificates	Subordinate/Variable-Pass Through Rate

The senior certificates (other than the Notional Amount Certificates) will have an initial aggregate Class Certificate Balance of approximately $418,678,100 and will evidence in the aggregate an initial beneficial ownership interest of approximately 92.45% in the issuing entity. The subordinated certificates will each evidence the initial beneficial ownership interest in the issuing entity set forth below:

Class of Subordinated Certificates	Initial Beneficial Ownership Interest
Class M	2.65%
Class B-1	1.70%
Class B-2	1.10%
Class B-3	1.00%
Class B-4	0.65%
Class B-5	0.45%

The initial Class Certificate Balances or initial notional amounts of the certificates may vary in the aggregate by plus or minus 5%.

Calculation of Class Certificate Balance

The “Class Certificate Balance” of any class of certificates (other than the Notional Amount Certificates) as of any date is the initial Class Certificate Balance of the class reduced by the sum of

•	all amounts previously distributed to holders of certificates of the class as payments of principal, and

•	the amount of Realized Losses allocated to the class;

provided, however, that the Class Certificate Balances of the classes to which Realized Losses have been allocated will be increased sequentially in the order of distribution priority (from highest to lowest) by the amount of Subsequent Recoveries for a loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates.

In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of Realized Losses on any Distribution Date, exceeds the pool principal balance as of the Due Date occurring in the month of the Distribution Date.

The Class 1-A-IO, Class 2-A-IO and Class 3-A-IO Certificates do not have a Class Certificate Balance and are not entitled to any distributions in respect of principal on the Mortgage Loans.

Senior Certificate Groups

The Class 1-A-1, Class 1-A-2, Class 1-A-IO and Class A-R Certificates relate to loan group 1; the Class 2-A-1, Class 2-A-2 and Class 2-A-IO Certificates relate to loan group 2; the Class 3-A and Class 3-A-IO Certificates and the Class 3-AB Certificates (to the extent of the Class 3-A2 Component) relate to loan group 3-A; and the Class 3-B and Class 3-A-IO Certificates and the Class 3-AB Certificates (to the extent of the Class 3-B2 Component) relate to loan group 3-B. The classes of senior certificates related to a particular loan group are referred to as a “senior certificate group.”

Component Classes

The Class 3-AB Certificates are comprised of the Class 3-A2 and Class 3-B2 Components and are referred to in this free writing prospectus as the “P&I Components”.

Solely for purposes of calculating distributions and allocating losses, the Class 3-AB Certificates will be made up of multiple components having the designations and initial Component Principal Balances set forth below:

Designation	Initial Component Principal Balance
Class 3-A2 Component	$12,995,000
Class 3-B2 Component	$9,938,000

The “Component Principal Balance” with respect to any P&I Component as of any Distribution Date is the initial Component Principal Balance thereof on the closing date, reduced by all amounts applied and losses allocated in reduction of the principal balance of such P&I Component on all previous Distribution Dates.

The Class Certificate Balance of the Class 3-AB Certificates on any Distribution Date will be equal to the aggregate Component Principal Balance on that Distribution Date of the P&I Components described above. The P&I Components comprising the Class 3-AB Certificates will not be separately transferable from such class of certificates.

Subordinated Portions

A portion of each loan group is related to the subordinated certificates (each, a “Subordinated Portion”). The principal balance of each Subordinated Portion (the “Subordinated Portion Balance”) for any Distribution Date will be equal to the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the Due Date in the month preceding the month of such Distribution Date, over the aggregate Class Certificate Balance of the related senior certificates (other than the Notional Amount Certificates) immediately prior to such Distribution Date.

Notional Amount Certificates

The Class 1-A-IO, Class 2-A-IO and Class 3-A-IO Certificates are sometimes referred to in this free writing prospectus as the “Notional Amount Certificates.” Solely for purposes of determining distributions, each class of Notional Amount Certificates will be comprised of the notional amount interest only components (each, a “Notional Component”) shown in the following table

Class	Notional Components
Class 1-A-IO Certificates	Class 1-A-1 IO and Class 1-A-2 IO Components
Class 2-A-IO Certificates	Class 2-A-1 IO and Class 2-A-2 IO Components
Class 3-A-IO Certificates	Class 3-A IO, Class 3-B IO, Class 3-A2 IO and Class 3-B2 IO Components

The “Component Notional Amount“ of each Notional Component will be equal to

•	for any date prior to and including the last day of the interest accrual period for the related Weighted Average Roll Date, the Class Certificate Balance or Component Principal Balance as of such date of the class of Certificates (or P&I Component, in the case of the Class 3-A2 IO and Class 3-B2 IO Components) with the same alpha-numeric designation as such Component, and

•	for any date after the last day of that interest accrual period, $0.

As of the closing date, the initial Component Notional Amounts of the Notional Components will be the Class Certificate Balance as of the closing date of the class of Certificates or P&I Component with the same alpha-numeric designation as such Notional Component, in each case subject to the permitted variance of the Class Certificate Balances of the class of Certificates with the same alpha-numeric designation, as described in this free writing prospectus.

The “Notional Amount” of the Class 1-A-IO and Class 2-A-IO Certificates will be equal to

•	for any date prior to and including the last day of the interest accrual period for the related Weighted Average Roll Date, the sum of the Component Notional Amounts for the related Notional Components as of such date, and

•	for any date after the last day of that interest accrual period, $0.

The “Notional Amount” of the Class 3-A-IO Certificates will be equal to

•	for any date prior to and including the last day of the interest accrual period for the March 2013 Distribution Date, the sum of the Component Notional Amounts for the related Notional Components as of such date, and

•	for any date after the last day of that interest accrual period, $0.

The “Weighted Average Roll Date” for loan group 1, 2, 3A and 3B and each related class or Notional Component of Notional Amount Certificates is the Distribution Date in the month set forth below:

Loan Group	Weighted Average Roll Date
1	February 2009
2	March 2011
3-A	March 2013
3-B	February 2013

As of the closing date, the initial Notional Amounts of the Class 1-A-IO, Class 2-A-IO and Class 3-A-IO Certificates will be approximately $116,769,000, $72,574,000 and $229,335,000, respectively, subject to the permitted variance described in this free writing prospectus.

Book-Entry Certificates; Denominations

The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates that in the aggregate will equal the initial Class Certificate Balance of each class of certificates and that will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this free writing prospectus. Investors may hold the beneficial interests in the book-entry certificates in minimum denominations representing an original principal amount or notional amount of $25,000 and integral multiples of $1 in excess thereof. The depositor has been informed by the depository that its nominee will be CEDE & Co. (“CEDE”). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under “Description of the Securities—Book-Entry Securities,” no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the issuing entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

For a description of the procedures generally applicable to the book-entry certificates, see “Description of the Securities —Book-Entry Securities” in the prospectus.

Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Payments on Mortgage Loans; Accounts

Certificate Account. On or before the closing date, the master servicer will establish an account (the “Certificate Account”), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will initially be established by the master servicer at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of Mortgage Loans subsequent to the cut-off date (other than in respect of principal and interest due on the Mortgage Loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

•	all payments on account of principal on the Mortgage Loans, including Principal Prepayments;

•	all payments on account of interest on the Mortgage Loans, net of the related Master Servicing Fee (as adjusted by Compensating Interest payments) and any lender paid mortgage insurance premiums;

•	all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures;

•	any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

•	any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

•	all Substitution Adjustment Amounts; and

•	all Advances made by the master servicer.

Prior to their deposit into the Certificate Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see “Risk Factors—Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities” in the prospectus.

The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

•	to pay to the master servicer the Master Servicing Fee and the additional servicing compensation (to the extent not previously retained by the master servicer) described above under “Servicing of Mortgage Loans—Servicing Compensation and Payment of Expenses”;

•	to reimburse each of the master servicer and the trustee for unreimbursed Advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

•	to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer’s certificate indicating the amount of the nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable advance);

•	to reimburse the master servicer for insured expenses from the related insurance proceeds;

•	to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary “out of pocket” costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, “Servicing Advances”), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

•	to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such Mortgage Loan after the date of such purchase;

•	to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

•	to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

•	to withdraw an amount equal to the sum of (a) the related Available Funds and (b) the Trustee Fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

•	to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

The master servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds for each loan group and the Trustee Fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the “Distribution Account”). The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

•	the aggregate amount remitted by the master servicer to the trustee; and

•	any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under “—Priority of Distributions Among Certificates” and may from time to time make withdrawals from the Distribution Account:

•	to pay the Trustee Fee to the trustee;

•	to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

•	to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

•	to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

Investments of Amounts Held in Accounts

The Certificate Account and the Distribution Account. All funds in the Certificate Account and the Distribution Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. All income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein.

The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer’s own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the pooling and servicing agreement.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Fees

Master Servicing Fee / Master Servicer	One-twelfth of the Stated Principal Balance of each Mortgage Loan multiplied by the related Master Servicing Fee Rate for that Mortgage Loan (3)	Compensation	Amounts on deposit in the Certificate Account representing payments of interest and application of liquidation proceeds with respect to that Mortgage Loan	Monthly

	• All late payment fees, assumption fees and other similar charges (including prepayment charges)	Compensation	Payments made by obligors with respect to the Mortgage Loans	Time to time

	• All investment income earned on amounts on deposit in the Certificate Account and Distribution Account	Compensation	Investment income related to the Certificate Account and the Distribution Account	Monthly

	• Excess Proceeds (4)	Compensation	Liquidation proceeds and Subsequent Recoveries	Time to time

Trustee Fee (the “Trustee Fee“) / Trustee	One-twelfth of the Trustee Fee Rate multiplied by the aggregate Stated Principal Balance of the outstanding Mortgage Loans (5)	Compensation	Amounts on deposit in the Certificate Account or the Distribution Account	Monthly

Expenses

Insured expenses / Master Servicer	Expenses incurred by the master servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the Mortgage Loan	Time to time

Servicing Advances / Master Servicer	To the extent of funds available, the amount of any Servicing Advances	Reimbursement of Expenses	With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan (6)	Time to time

Indemnification expenses / the sellers, the master servicer and the depositor	Amounts for which the sellers, the master servicer and depositor are entitled to indemnification (7)	Indemnification	Amounts on deposit on the Certificate Account	Monthly

(1)	If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement. See “The Agreements—Amendment” in the prospectus.

(2)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3)	The Master Servicing Fee Rate varies from Mortgage Loan to Mortgage Loan. Information regarding the weighted average Master Servicing Fee Rate with respect to each of the loan groups can be found under “Servicing of Mortgage Loans—Servicing Compensation and Payment of Expenses” in this free writing prospectus. The amount of the monthly servicing fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under “Servicing of Mortgage Loans—Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans.”

(4)	“Excess Proceeds” with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(5)	The “Trustee Fee Rate” is equal to 0.009% per annum.

(6)	Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7)	Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses.

Distributions

Distributions on the certificates will be made by the trustee on the first business day following each Master Servicer Remittance Date (each, a “Distribution Date”), commencing in June 2006, to the persons in whose names the certificates are registered at the close of business on the last business day of the month preceding the month of the Distribution Date. The “Master Servicer Remittance Date” is the 19th day of each month, or, if that day is not a business day, the first business day thereafter.

Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a Notional Amount Certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

Priority of Distributions Among Certificates

As more fully described in this free writing prospectus, distributions on the senior certificates will be made on each Distribution Date primarily from Available Funds of the related loan group for such Distribution Date and, in certain circumstances, from any Available Funds from the other loan groups remaining after distributions to the senior certificates related to such other loan groups. Distributions on the subordinated certificates will be based on any remaining Available Funds for all of the loan groups for the Distribution Date, in each case after giving effect to distributions on all classes of senior certificates in the following order of priority:

•	to interest on each interest-bearing class of senior certificates relating to each loan group, concurrently and on a pro rata basis, based on their respective interest distribution amounts;

•	to principal of the classes of senior certificates relating to each loan group (other than the Notional Amount Certificates) then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this free writing prospectus under “Description of the Certificates—Principal,” in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes on the Distribution Date;

•	to interest on and principal, as applicable, of the classes of the senior certificates not relating to that loan group (other than, in the case of principal, the Notional Amount Certificates) in the manner, order and priority described in this free writing prospectus under “Description of the Certificates—Principal—Transfer Payments;”

•	from remaining available funds from all of the loan groups, to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M Certificates, in each case subject to the limitations set forth in this free writing prospectus under “Description of the Certificates—Interest” and “—Principal;” and

•	from remaining available funds from all of the loan groups, any remaining amounts to the Class A-R Certificates.

“Available Funds” for a loan group for any Distribution Date will be equal to the sum of

•	all scheduled installments of interest (net of the related expense fees, including premiums in respect of lender paid mortgage insurance) and principal due on the Mortgage Loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

•	all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted Mortgage Loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to Mortgage Loans in that loan group;

•	all partial or full prepayments with respect to Mortgage Loans in that loan group received during the related Prepayment Period together with interest paid with the prepayments, other than certain excess amounts, and Compensating Interest; and

•	amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan in that loan group repurchased by a seller or the master servicer as of the Distribution Date;

minus

•	amounts in reimbursement for advances previously made and other amounts as to which the master servicer or the trustee is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement;

plus

•	Transfer Payments Received for such loan group and Distribution Date;

minus

•	Transfer Payments Made from such loan group for such Distribution Date.

Interest

Pass-Through Rates. The classes of offered certificates will have the respective pass-through rates (each, a “pass-through rate”) described below.

The pass-through rate for each class of senior certificates (other than the Class 3-AB Certificates, the Class A-R Certificates and the Notional Amount Certificates) for the interest accrual period for any Distribution Date will be a per annum rate equal to (x) the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in the related loan group, minus (y) if applicable, the Component Rate of the Notional Component with the same alpha-numeric designation for the same interest accrual period. The pass-through rates for the interest accrual period related to the first Distribution Date are expected to be approximately as follows:

Class	Pass-Through Rate
Class 1-A-1	5.650000%
Class 1-A-2	5.750000%
Class 2-A-1	5.860000%
Class 2-A-2	5.960000%
Class 3-A	6.000000%
Class 3-B	6.000000%

Class 3-AB Certificates

The pass-through rate for the Class 3-AB Certificates for each interest accrual period for any Distribution Date will be a per annum rate equal to the Class 3-AB Weighted Average Component Rate. The pass-through rate for the Class 3-AB Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.088154% per annum.

Class A-R Certificates

The pass-through rate for the Class A-R Certificates for the interest accrual period for any Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in loan group 1. The pass-through rate for the Class A-R Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.153629% per annum.

Notional Amount Certificates

The pass-through rate for the Class 1-A-IO and Class 2-A-IO Certificates for the interest accrual period for any Distribution Date

•	on or prior to the related Weighted Average Roll Date for such class of certificates, will be the Group 1 Weighted Average Component Rate and the Group 2 Weighted Average Component Rate, respectively, and

•	thereafter, will be 0% per annum.

The pass-through rate for the Class 3-A-IO Certificates for the interest accrual period for any Distribution Date

•	on or prior to the Distribution Date in March 2013, will be the Group 3 Weighted Average Component Rate, and

•	thereafter, will be 0% per annum.

The pass-through rate for the Class 1-A-IO, Class 2-A-IO and Class 3-A-IO Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 0.493629%, 0.503040% and 0.326627% per annum, respectively.

Subordinated Certificates

The pass-through rate for each class of subordinated certificates for each interest accrual period for any Distribution Date will be a per annum rate equal to

•	the sum of the following for each loan group: the product of (1) the Weighted Average Adjusted Net Mortgage Rate of the related Mortgage Loans and (2) the related Subordinated Portion Balance immediately prior to that Distribution Date, divided by

•	the aggregate Class Certificate Balance of the subordinated certificates immediately prior to that Distribution Date.

The pass-through rate for the subordinated certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.291252% per annum.

Definitions Related to Pass-Through Rate Calculations.

The “Adjusted Net Mortgage Rate” for a Mortgage Loan is the Mortgage Rate for such Mortgage Loan, minus the Expense Fee Rate for such Mortgage Loan.

The “Class 3-AB Weighted Average Component Rate” for any Distribution Date means a per annum rate equal to the average of the Component Rates of the Class 3-A2 and Class 3-B2 Components, weighted on the basis of their respective Component Principal Balances for such Distribution Date.

The “Component Rate” for a Notional Component and the interest accrual period for any Distribution Date

•	on or prior to the related Weighted Average Roll Date, will be a per annum rate equal to the applicable Component Rate set forth in the table below and

•	thereafter, will be 0% per annum.

Component	Component Rate
Class 1-A-1 IO	0.503629%
Class 1-A-2 IO	0.403629%
Class 2-A-1 IO	0.513039%
Class 2-A-2 IO	0.413039%
Class 3-A IO	0.318886%
Class 3-A2 IO	0.230732%
Class 3-B IO	0.357092%
Class 3-B2 IO	0.268938%

The “Component Rate” for the Class 3-A2 Component and the interest accrual period for any Distribution Date (i) on or prior to the Distribution Date in March 2013 will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in loan group 3-A, minus 0.230732% and (ii) after the Distribution Date in March 2013 will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in loan group 3-A.

The “Component Rate” for the Class 3-B2 Component and the interest accrual period for any Distribution Date (i) on or prior to the Distribution Date in February 2013 will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in loan group 3-B, minus 0.268938% and (ii) after the Distribution Date in February 2013 will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in loan group 3-B.

The “Group 1 Weighted Average Component Rate” for any Distribution Date means a per annum rate equal to the average of the Component Rates of the Class 1-A-1 IO and Class 1-A-2 IO Components, weighted on the basis of their respective Component Notional Amounts for such Distribution Date.

The “Group 2 Weighted Average Component Rate” for any Distribution Date means a per annum rate equal to the average of the Component Rates of the Class 2-A-1 IO and Class 2-A-2 IO Components, weighted on the basis of their respective Component Notional Amounts for such Distribution Date.

The “Group 3 Weighted Average Component Rate” for any Distribution Date means a per annum rate equal to the average of the Component Rates of the Class 3-A IO, Class 3-B IO, Class 3-A2 IO and Class 3-B2 IO Components, weighted on the basis of their respective Component Notional Amounts for such Distribution Date.

The “Weighted Average Adjusted Net Mortgage Rate” for a loan group and any Distribution Date means a per annum rate equal to the average of the Adjusted Net Mortgage Rate of each Mortgage Loan in that loan group, weighted on the basis of its Stated Principal Balance as of the Due Date in the month preceding the month of such Distribution Date.

Interest Entitlement. Interest will accrue at the rate described in this free writing prospectus on the certificates on the basis of a 360-day year divided into twelve 30-day months. With respect to each Distribution Date, the “interest accrual period“ for each class of certificates will be the calendar month preceding the month of the Distribution Date. Each interest accrual period will be deemed to consist of 30 days.

On each Distribution Date, to the extent of funds available therefor, each class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. The “Interest Distribution Amount” for any class and any Distribution Date will be equal to the sum of

•	interest at the applicable pass-through rate for the related interest accrual period on the related Class Certificate Balance or Notional Amount, as the case may be, as of the last day of the related interest accrual period, and

•	the sum of the amounts, if any, by which the amount described in the prior bullet point on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called “unpaid interest amounts”).

Allocation of Interest Shortfalls. The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related loan group, with respect to the senior certificates and (b) all loan groups, with respect to the subordinated certificates. With respect to any Distribution Date and loan group, the “Net Interest Shortfall” is equal to the sum of:

•	any net prepayment interest shortfalls for that loan group and Distribution Date, and

•	the amount of interest that would otherwise have been received with respect to any Mortgage Loan in that loan group that was the subject of a Relief Act Reduction or a Debt Service Reduction.

Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all classes of the related senior certificates and the classes of subordinated certificates entitled to receive distributions of interest on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive (or, in the case of the subordinated certificates, be deemed to be entitled to receive, based on each subordinated class’s share of the Subordinated Portion as described more fully below) on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

With respect to any Distribution Date, a “net prepayment interest shortfall” for a loan group is the amount by which the aggregate prepayment interest shortfall experienced by the Mortgage Loans in that loan group during the related Prepayment Period exceeds the sum of (x) the Compensating Interest for that loan group and Distribution Date and (y) the excess, if any, of the Compensating Interest for each other loan group over the prepayment interest shortfalls for such other loan groups.

A “prepayment interest shortfall“ is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan is less than one month’s interest at the related Mortgage Rate, net of the related Master Servicing Fee Rate, on the Stated Principal Balance of the Mortgage Loan.

A “Relief Act Reduction” is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See “Certain Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act” in the prospectus.

A “Debt Service Reduction” is a modification of the terms of a Mortgage Loan resulting from a bankruptcy proceeding which reduced the amount of the monthly payment on the related Mortgage Loan. However, a modification will not be considered a Debt Service Reduction so long as the master servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the master servicer without giving effect to any Debt Service Reduction.

For purposes of allocating Net Interest Shortfalls for a loan group to the subordinated certificates on any Distribution Date, the amount of interest each class of subordinated certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class’ pro rata share (based on their respective Class Certificate Balances) of the Subordinated Portion Balance for that loan group immediately prior to such Distribution Date; provided, however, on any Distribution Date after the third Senior Termination Date, Net Interest Shortfalls for the related loan group will be allocated to the classes of subordinated certificates based on the amount of interest each such class of subordinated certificates would otherwise be entitled to receive on that Distribution Date.

If on a particular Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described in this free writing prospectus under “—Priority of Distributions Among Certificates” are not sufficient to make a full distribution of the interest entitlement on the certificates related to that loan group, interest will be distributed on each class of related certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans in that loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

Principal

General. On each Distribution Date, the Principal Amount for each loan group will be distributed first, as principal, as described above under “—Priority of Distributions Among Certificates,” with respect to the related classes of senior certificates (other than the Notional Amount Certificates) in an amount up to the Senior Principal Distribution Amount for such loan group and second, as principal of the subordinated certificates as a portion of the Subordinated Principal Distribution Amount.

The “Principal Amount” for any Distribution Date and loan group will equal the sum of:

•	all monthly payments of principal due on each Mortgage Loan (other than a Liquidated Mortgage Loan) in that loan group on the related Due Date,

•	the principal portion of the purchase price of each Mortgage Loan in that loan group that was repurchased by a seller, the master servicer or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

•	the Substitution Adjustment Amount in connection with any deleted Mortgage Loan in that loan group received with respect to the Distribution Date,

•	any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

•	with respect to each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan,

•	all partial and full principal prepayments by borrowers on the Mortgage Loans in that loan group received during the related Prepayment Period, and

•	any Subsequent Recoveries on the Mortgage Loans in that loan group received during the calendar month preceding the month of the Distribution Date,

plus

•	the principal portion of any Transfer Payments Received for such loan group and Distribution Date,

minus

•	the principal portion of any Transfer Payments Made for such loan group and Distribution Date.

Transfer Payments

Transfer Payments due to disproportionate principal payments. On each Distribution Date prior to the earlier of the Senior Credit Support Depletion Date and the third Senior Termination Date, but after the date on which the aggregate Class Certificate Balance of the senior certificates related to a loan group has been reduced to zero, all principal on the Mortgage Loans in that loan group will be paid pro rata, based on Class Certificate Balance, to the senior certificates then outstanding relating to the other loan groups. However, principal will not be distributed as described above if on that Distribution Date (a) the Aggregate Subordinated Percentage (as defined in this free writing prospectus) for that Distribution Date is greater than or equal to 200% of the Aggregate Subordinated Percentage as of the closing date and (b) the aggregate Stated Principal Balance of all of the Mortgage Loans delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates, is less than 50%. If principal from a loan group is distributed to the senior certificates related to one or more other loan groups according to this paragraph, the subordinated certificates will not receive that principal amount on that Distribution Date.

Transfer Payment due to disproportionate Realized Losses in one loan group. If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates related to a loan group immediately prior to such Distribution Date is greater than the aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the first day of the related Due Period (the “Undercollateralized Group”), then the following will occur:

•	the Available Funds in each other loan group that is not an Undercollateralized Group (each, an “Overcollateralized Group”) will be reduced, after distributions of interest to the senior certificates of the Overcollateralized Group, by an amount equal to one month’s interest on the Transfer Payment Received by the Undercollateralized Group at the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in the Undercollateralized Group and that amount will be added to the Available Funds of the Undercollateralized Group; and

•	the portion of the Available Funds in respect of principal on the Mortgage Loans in each such Overcollateralized Group, after distributions of principal to the senior certificates of such Overcollateralized Group, will be distributed, to the extent of the portion of Available Funds available therefor, to the senior certificates of each Undercollateralized Group until the aggregate Class Certificate Balance of the senior certificates of each Undercollateralized Group equals the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group.

Consequently, the subordinated certificates will not receive any distributions of principal until each Undercollateralized Group is no longer undercollateralized. If more than one loan group on any Distribution Date is entitled to a Transfer Payment Received, such Transfer Payments will be allocated among such loan groups, pro rata, on the basis of the amount by which the aggregate Class Certificate Balance of the related senior certificates immediately prior to such Distribution Date is greater than the aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the first day of the prior calendar month. If more than one loan group on any Distribution Date is required to make a Transfer Payment Made, such Transfer Payments will be allocated among such loan groups, pro rata, on the basis of the aggregate Class Certificate Balance of the related senior certificates.

On each Distribution Date, the “Transfer Payment” for an Undercollateralized Group will equal the excess, if any, of the aggregate Class Certificate Balance of the related senior certificates immediately prior to such Distribution Date for such Undercollateralized Group over the aggregate Stated Principal Balance of the Mortgage Loans in such loan group as of the first day of the related Due Period, plus interest as described above. The Transfer Payment received by an Undercollateralized Group is referred to as a “Transfer Payment Received.” The Transfer Payment made by an Overcollateralized Group is referred to as a “Transfer Payment Made.”

All or a portion of the distributions to the senior certificates pursuant to the transfer payment provisions described above may be made on the Distribution Date in the month following the month during which such Transfer Payment occurs (without any additional distribution of interest or earnings thereon with respect to such delay).

Senior Principal Distribution Amount. On each Distribution Date, the Principal Amount for a loan group, up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the following classes of senior certificates, as follows:

•	with respect to loan group 1, sequentially, in the following order of priority:

•	to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero, and

•	concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, based on their respective Class Certificate Balances, until their respective Class Certificate Balances are reduced to zero;

•	with respect to loan group 2, concurrently to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, based on their respective Class Certificate Balances, until their respective Class Certificate Balances are reduced to zero;

•	with respect to loan group 3-A, concurrently, to the Class 3-A Certificates and the Class 3-A2 Component, pro rata, based on the Class Certificate Balance and Component Principal Balance, until the Class Certificate Balance and Component Principal Balance are reduced to zero; and

•	with respect to loan group 3-B, concurrently, to the Class 3-B Certificates and the Class 3-B2 Component, pro rata, based on the Class Certificate Balance and Component Principal Balance, until the Class Certificate Balances and Component Principal Balance are reduced to zero.

“Prepayment Period” means with respect to any Distribution Date, the calendar month immediately preceding the month of that Distribution Date.

The “Senior Principal Distribution Amount” for any Distribution Date and loan group will equal the sum of

•	the related Senior Percentage of all amounts described in the first through fourth bullet of the definition of Principal Amount for that loan group and that Distribution Date,

•	for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

•	the related Senior Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date, and

•	the related Senior Prepayment Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan,

•	the related Senior Prepayment Percentage of amounts described in the sixth and seventh bullets of the definition of Principal Amount for that loan group and that Distribution Date, and

•	the principal portion of any Transfer Payments Received for that loan group and Distribution Date;

provided, however, that on any Distribution Date after the third Senior Termination Date, the Senior Principal Distribution Amount for the remaining senior certificates will be calculated pursuant to the above formula based on all the Mortgage Loans in the mortgage pool, as opposed to only the Mortgage Loans in the related loan group.

“Stated Principal Balance” means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of the Due Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), as reduced by:

•	any previous partial prepayments of principal and the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related borrower; and

•	liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the related Prepayment Period.

The “pool principal balance” with respect to any Distribution Date equals the aggregate of the Stated Principal Balances of the Mortgage Loans outstanding on the Due Date in the month preceding the month of the Distribution Date.

The “Senior Percentage” for any senior certificate group and Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates (other than the Notional Amount Certificates) of such senior certificate group immediately before that Distribution Date and the denominator of which is the aggregate of the Stated Principal Balances of the Mortgage Loans in the related loan group as of the Due Date in the month preceding the month of such Distribution Date; provided, however, that on any Distribution Date after the third Senior Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates (other than the Notional Amount Certificates) of such remaining senior certificate group immediately prior to such Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates (other than the Notional Amount Certificates) immediately before such Distribution Date.

For any Distribution Date on and prior to the third Senior Termination Date, the “Subordinated Percentage” for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After the third Senior Termination Date, the Subordinated Percentage will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

The “Subordinated Prepayment Percentage” for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage.

The “Senior Prepayment Percentage” of a senior certificate group for any Distribution Date occurring during the ten years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of Realized Losses on the related Mortgage Loans, increasing the interest in the principal balance of the applicable loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the tenth anniversary of the first Distribution Date will be as follows:

•	for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date;

•	for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date;

•	for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date;

•	for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and

•	for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage of a senior certificate group exceeds the initial Senior Percentage of such senior certificate group as of the closing date, in which case the Senior Prepayment Percentage for each senior certificate group for that Distribution Date will once again equal 100%).

Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any loan group will occur unless both of the step down conditions listed below are satisfied with respect to all of the loan groups:

•	the aggregate Stated Principal Balance of all Mortgage Loans in a loan group delinquent 60 days or more (including Mortgage Loans in foreclosure, real estate owned by the issuing entity and Mortgage Loans the borrowers of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (a) if such date is on or prior to the third Senior Termination Date, the Subordinated Percentage for such loan group of the aggregate Stated Principal Balances of the Mortgage Loans in that loan group, or (b) if such date is after the third Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates on the Distribution Date, is less than 50%, and

•	cumulative Realized Losses on all of the Mortgage Loans in each loan group do not exceed

•	commencing with the Distribution Date on the tenth anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to the third Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate Stated Principal Balances of the Mortgage Loans in that loan group, in each case as of the cut-off date or (ii) if such date is after the third Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (in either case, the “original subordinate principal balance”),

•	commencing with the Distribution Date on the eleventh anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

•	commencing with the Distribution Date on the twelfth anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

•	commencing with the Distribution Date on the thirteenth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

•	commencing with the Distribution Date on the fourteenth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

Notwithstanding the preceding paragraphs, the Senior Prepayment Percentage for each loan group will decrease prior to the tenth anniversary of the first distribution date (and may be less than the amount set forth above) if the Two Times Test is satisfied. The “Two Times Test” will be satisfied and the Senior Prepayment Percentage for each loan group will be adjusted if:

•	on or before the Distribution Date in May 2009, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 20% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date, and

•	after the Distribution Date in May 2009, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date.

If the Two Times Test is satisfied as in the first bullet point, the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage for that Distribution Date plus 50% of the amount equal to 100% minus the related Senior Percentage for that Distribution Date. If the Two Times Test is satisfied as in the second bullet point, the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage.

The “Senior Termination Date” for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group is reduced to zero.

The “Aggregate Subordinated Percentage” for any Distribution Date is a fraction, expressed as a percentage, the numerator of which is equal to the aggregate Class Certificate Balance of the subordinated certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all the Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date.

If on any Distribution Date the allocation to the class or classes of senior certificates then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

Subordinated Principal Distribution Amount. On each Distribution Date and with respect to all of the loan groups, to the extent of Available Funds available therefor, the Principal Amount for each loan group, up to the amount of the Subordinated Principal Distribution Amount for each loan group for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from all of the loan groups (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from all of the loan groups for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the Class M Certificates, until their respective Class Certificate Balances are reduced to zero.

With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date, the Applicable Credit Support Percentage is less than the Original Applicable Credit Support Percentage, no distribution of partial principal prepayments and principal prepayments in full from any loan group will be made to any of those classes (the “Restricted Classes”). The amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

For any Distribution Date and any class of subordinated certificates, the “Applicable Credit Support Percentage” is equal to the sum of the related Class Subordination Percentages of such class and all classes of subordinated certificates which have lower distribution priorities than such class.

For any Distribution Date and any class of Subordinated Certificates, the “Original Applicable Credit Support Percentage” is equal to the Applicable Credit Support Percentage for the class on the date of issuance of the certificates.

The “Class Subordination Percentage” with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates immediately before the Distribution Date.

On the date of issuance of the certificates, the characteristics listed below are expected to be as follows:

	Initial Beneficial Interest in Issuing Entity	Initial Credit Enhancement Level	Original Applicable Credit Support Percentage
Senior Certificates	92.45%	7.55%	N/A
Class M	2.65%	4.90%	7.55%
Class B-1	1.70%	3.20%	4.90%
Class B-2	1.10%	2.10%	3.20%
Class B-3	1.00%	1.10%	2.10%
Class B-4	0.65%	0.45%	1.10%
Class B-5	0.45%	0.00%	0.45%

For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each other class of subordinated certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

The “Subordinated Principal Distribution Amount” for any loan group and Distribution Date will equal the sum of

•	the Subordinated Percentage for that loan group of all amounts described in the first through fourth bullets of the definition of Principal Amount for that loan group and that Distribution Date,

•	for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount for that loan group up to the related Subordinated Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date, and

•	the related Subordinate Prepayment Percentage of amounts described in the sixth and seventh bullets of the definition of Principal Amount for that loan group and that Distribution Date,

minus

•	the principal portion of any Transfer Payments Made for that loan group.

On any Distribution Date after the third Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by loan group but will be calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the subordinated certificates for such Distribution Date with respect to all of the Mortgage Loans in the mortgage pool as opposed to the Mortgage Loans only in the related loan group.

Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for that distribution.

The “Senior Credit Support Depletion Date” is the date on which the aggregate Class Certificate Balance of the subordinated certificates has been reduced to zero.

Allocation of Losses

On each Distribution Date, the amount of any Realized Loss with respect to any loan group will be allocated:

•	first, to the subordinated certificates, in the reverse order of their distribution priority (beginning with the class of subordinated certificates then outstanding with the lowest distribution priority), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and

•	second, to the senior certificates of the related senior certificate group (other than the Notional Amount Certificates), pro rata, based upon their respective Class Certificate Balances, until their respective Class Certificate Balances are reduced to zero; provided, however, that any Realized Losses otherwise allocable to

•	the Class 1-A-1 Certificates will be allocated to the Class 1-A-2 Certificates, until its Class Certificate Balance is reduced to zero,

•	the Class 2-A-1 Certificates will be allocated to the Class 2-A-2 Certificates, until its Class Certificate Balance is reduced to zero,

•	the Class 3-A Certificates will be allocated to the Class 3-A2 and Class 3-B2 Components, pro rata, based on their respective Component Principal Balances, until their respective Component Principal Balances are reduced to zero, and

•	the Class 3-B Certificates will be allocated to the Class 3-B2 and Class 3-A2 Components, pro rata, based on their respective Component Principal Balances, until their respective Component Principal Balances are reduced to zero.

For purposes of allocating losses to the subordinated certificates, the Class M Certificates have a higher distribution priority than each other class of subordinated certificates.

Because principal distributions are paid to some classes of certificates before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

In general, a “Realized Loss” means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan.

A “Liquidated Mortgage Loan“ is a defaulted Mortgage Loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

“Subsequent Recoveries” are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of the receipt of such recoveries.